Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291491
333-291491-01
333-291491-02
333-291491-03
PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 13, 2025)
$350,000,000

Genpact UK Finco plc
Genpact USA, Inc.
4.950% Senior Notes due 2030
Guaranteed by Genpact Limited and
Genpact Luxembourg S.à r.l.

Genpact UK Finco plc, a public limited company incorporated under the laws of England and Wales (the “UK Co-Issuer”), and Genpact USA, Inc., a Delaware corporation (the “U.S. Co-Issuer” and each, an “Issuer” and together, the “Issuers”), are offering $350,000,000 aggregate principal amount of 4.950% Senior Notes due 2030 (the “notes”). The notes will mature on November 18, 2030.
The Issuers will pay interest on the notes semi-annually in arrears on May 18 and November 18 of each year, commencing on May 18, 2026.
The Issuers may redeem the notes, in whole or in part, from time to time at their option, prior to October 18, 2030 (the date that is one month prior to the maturity of the notes), at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus a specified “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date, and on or after October 18, 2030, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.” If we experience a change of control repurchase event, the Issuers will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of Notes—Repurchase at the Option of Holders on Certain Changes of Control.” The Issuers may redeem the notes at their option, at any time in whole but not in part, in the event of certain developments affecting taxation described under “Description of Notes—Redemption for Taxation Reasons.”
The notes will be the Issuers’ senior unsecured obligations. The notes will be fully and unconditionally guaranteed (the “guarantees”) on a senior unsecured basis by Genpact Limited (the “Parent Guarantor”) and by Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12E, rue Guillaume J.Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and company register under number B131.149 (the “Subsidiary Guarantor”; each of the Parent Guarantor and the Subsidiary Guarantor, a “Guarantor” and together, the “Guarantors”), in each case as described under “Description of Notes—Guarantees.” The notes and the guarantees will rank pari passu in right of payment with all senior and unsecured debt of the Issuers, the Parent Guarantor and the Subsidiary Guarantor and will rank senior in right of payment to all of the Issuers’, the Parent Guarantor’s and the Subsidiary Guarantor’s future subordinated debt. The notes will be effectively subordinated to all of the Issuers’, the Parent Guarantor’s and the Subsidiary Guarantor’s existing and future secured debt to the extent of the value of the assets securing such debt. The notes will be structurally subordinated to all of the existing and future debt and other liabilities of the Parent Guarantor’s subsidiaries (other than the Issuers and the Subsidiary Guarantor), including the liabilities of certain subsidiaries pursuant to our senior credit facility. See “Description of Notes—Ranking.”

Investing in the notes involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-16 of this prospectus supplement, as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our other filings with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus before you make an investment in the notes.
Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Currently, there is no public trading market for the notes. We intend to apply to list the notes on The International Stock Exchange (“TISE”). The listing application will be subject to approval by TISE. If such a listing is obtained, we have no obligation to monitor such listing, and we may delist the notes at any time.

	Public Offering Price(1)	Underwriting Discount	Proceeds Before Expenses to the Issuers
Per Note	99.593%	0.400%	99.193%
Total	$348,575,500	$1,400,000	$347,175,500
(1)	Plus accrued interest, if any, from November 18, 2025.
The underwriters expect to deliver the notes in global form through the book-entry system of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about November 18, 2025.

Joint Book-Running Managers

Citigroup	J.P. Morgan	Wells Fargo Securities

BofA Securities	Goldman Sachs & Co. LLC	TD Securities

The date of this prospectus supplement is November 13, 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.
Nor do this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference, and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.
As used in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “Genpact,” “we,” “us,” “our” and “the Company” refer to Genpact Limited and its subsidiaries as a combined entity and “Issuers” refers to Genpact UK Finco plc, a public limited company incorporated under the laws of England and Wales, and Genpact USA, Inc., a Delaware corporation.
This document consists of two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering and the notes offered hereby. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. Generally, the term “prospectus” refers to the prospectus supplement and the accompanying prospectus together.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates.
This prospectus supplement has not been approved by and will not be submitted for approval to (i) the Luxembourg financial sector regulator (the Commission de surveillance du secteur financier) for the purposes of a public offering or sale of the notes in Luxembourg, (b) admission to the official list of the Luxembourg Stock Exchange (“LuxSE”) or (c) trading on the LuxSE’s regulated market or (ii) the LuxSE for the purposes of admitting the notes to the official list of the LuxSE and trading on the LuxSE’s Euro MTF market (the “Euro MTF Market”). Accordingly, the notes may not be offered or sold to the public in Luxembourg, directly or indirectly, or listed or traded on the LuxSE’s regulated market or the Euro MTF Market, and neither this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed, or otherwise made available in or from, or published in, Luxembourg except in circumstances which do not constitute a public offer of securities to the public subject to prospectus requirements in accordance with Regulation (EU) 2017/1129 of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and repealing Directive 2003/71/EC, as amended or the Luxembourg act of July 16, 2019 on prospectuses for securities, as applicable.
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Prohibition of Sales to EEA Retail Investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom (“UK”) will be made pursuant to an exemption under the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of notes. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Prohibition of Sales to UK Retail Investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
References in this prospectus supplement to “U.S. dollars,” “U.S. $,” “dollar” or “$” are to the currency of the United States of America.
We disclaim any responsibility to advise prospective purchasers regarding any matters that may affect the purchase or holding of, or receipt of payments on, the notes. You should consult your own legal, tax and business advisors regarding an investment in the notes.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ENFORCEABILITY OF CIVIL LIABILITIES
The UK Co-Issuer is a public limited company incorporated under the laws of England and Wales. The Parent Guarantor is an exempted company organized under the laws of Bermuda. The Subsidiary Guarantor is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg. A significant portion of our assets and operations are located, and a significant portion of our revenues are derived, outside the United States. As a result, investors may be unable to enforce judgments against the UK Co-Issuer, the Parent Guarantor or the Subsidiary Guarantor obtained in United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. For more information, see “English Law Considerations—Enforcement of Civil Liability Judgments under English Law”, “Bermuda Law Considerations—Enforcement of Civil Liability Judgments under Bermuda Law” and “Luxembourg Law Considerations—Enforcement of Civil Liability Judgments under Luxembourg Law”.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events.
There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. In particular, you should consider the numerous risks outlined in the section of this prospectus supplement entitled “Risk Factors,” as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our other filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.
These forward-looking statements include, but are not limited to, statements relating to:
•	our ability to retain existing clients and contracts;
•	our ability to win new clients and engagements;
•	the expected value of the statements of work under our master service agreements;
•	our beliefs about future trends in our market;
•	political, economic or business conditions in countries where we have operations or where our clients operate, and heightened economic uncertainty and geopolitical tensions;
•	expected spending by existing and prospective clients on our services and solutions;
•	foreign currency exchange rates;
•	our ability to convert bookings to revenue;
•	our rate of employee attrition;
•	our effective tax rate; and
•	competition in our industry.
Factors that may cause actual results to differ from expected results include, among others:
•
our ability to anticipate, develop and incorporate advanced technologies, including artificial intelligence (“AI”) and generative and agentic AI, into our solutions and services as well as our internal operations and to compete in the rapidly evolving technological environment and successfully implement and generate revenue from new solutions and new services;

•	our ability to develop and successfully execute our business strategies;
•
evolving global trade dynamics, including newly imposed or changing tariffs, trade restrictions and other measures introduced by major economies, any of which may disrupt the global supply chains, increase operating costs for our clients and delay their business decisions;

•	deterioration in the global economic environment and its impact on our clients;
•	our ability to hire and retain enough qualified employees to support our business, especially our advanced technology solutions;
•	our ability to safeguard our systems and protect client, Genpact or employee data from security incidents or cyberattacks;
•	our ability to effectively price our services and maintain our pricing and employee and asset utilization rates;

•	general inflationary pressures and our ability to share increased costs with our clients;
•	increasing competition in our industry;
•	increases in wages in locations where we have operations;
•	our ability to retain senior management;
•	our ability to comply with data protection laws and regulations and to maintain the security and confidentiality of personal and other sensitive data of our clients, employees or others;
•	telecommunications or technology disruptions or breaches, natural or other disasters, or medical epidemics or pandemics;
•
our dependence on favorable policies and tax laws that may be changed or amended in a manner adverse to us or be unavailable to us in the future, including as a result of tax policy changes in India, and our ability to effectively execute our tax planning strategies;

•	claims and lawsuits, including by clients, employees or other third parties;
•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives, particularly in India;
•	our dependence on revenues derived from clients in North America and Europe and clients that operate in certain industries;
•	geopolitical tensions, including the Russia-Ukraine war and the Middle East conflicts, and actions that may be taken by the U.S. and other countries in response;
•	our ability to successfully consummate or integrate strategic acquisitions;
•	our ability to attract and retain clients and to develop and maintain client relationships on attractive terms;
•	our ability to service our defined contribution and benefit plan payment obligations;
•	clarification as to the possible retrospective application of a judicial pronouncement in India regarding our defined contribution and benefit plan payment obligations;
•	financing terms, including changes in the Secured Overnight Financing Rate, and changes to our credit ratings;
•
our ability to meet our corporate funding needs, pay dividends and service debt, including our ability to comply with the restrictions that apply to our indebtedness that may limit our business activities and investment opportunities;

•	our ability to successfully implement our new enterprise resource planning system;
•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;
•
restrictions on visas for our employees, in particular for employees traveling to the United States, the United Kingdom and the European Union, and restrictions on immigration more generally, as well as the potentially increased costs of visas and the wages we are required to pay employees on visas;

•	fluctuations in currency exchange rates between the currencies in which we transact business;
•	the selling cycle for our client relationships;
•	legislation in the United States or elsewhere that restricts or adversely affects demand for our services offshore;
•	our ability to protect our intellectual property and the intellectual property of others;
•	the international nature of our business;
•	technological innovation; and
•	unionization of a significant number of our employees.

Although we believe the expectations reflected in the forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. Except as required by law, we undertake no obligation to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations. You are advised, however, to consult any further disclosures we make on related subjects in our Reports on Form 10-K, Form 10-Q and Form 8-K to the SEC. See “Where You Can Find More Information” and “Incorporation By Reference.”

TRADEMARKS AND TRADE NAMES
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement is not intended to, and does not imply, a relationship with or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, service marks and trade names.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. The information on, or accessible through, our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement. Our website address is included in this prospectus supplement as an inactive technical reference only.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.
This prospectus supplement incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the notes under this prospectus supplement is terminated or completed:
•
Genpact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 3, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2025 Annual General Meeting of Shareholders;

•
Genpact’s Quarterly Reports for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 12, 2025, August 11, 2025 and November 7, 2025 respectively; and

•	Genpact’s Current Reports on Form 8-K, as filed with the SEC on May 28, 2025, July 1, 2025, August 5, 2025, September 12, 2025 and September 30, 2025.
You may request a copy of these filings, which we will deliver to you at no cost, by writing or calling us at the following address and telephone number:
Genpact Limited c/o Genpact LLC
521 Fifth Avenue, 14th Floor
New York, NY 10175
Attn: Investor Relations
Telephone: (212) 896-6600

SUMMARY
This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the notes. For a more complete understanding of the Company and this offering, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.
For purposes of this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “Genpact,” “we,” “us,” “our” and “the Company” refer to Genpact Limited and its subsidiaries as a combined entity and the term “the Issuers” refers to Genpact UK Finco plc, a public limited company incorporated under the laws of England and Wales, and Genpact USA, Inc., a Delaware corporation.
The Business
We are an agentic and advanced technology solutions company recognized for our deep industry knowledge, process intelligence and last-mile expertise. We have over 147,000 employees serving clients from more than 35 countries. Our 2024 total net revenues were $4.8 billion.
We believe our combination of deep industry expertise, operational excellence, client centricity and advanced technology solutions differentiates us from our competitors.
Our Approach
Industry disruption is pervasive, driven by an explosion in advanced technologies, the increased use of AI, data and analytics, new competitors, and shifting market dynamics. In this environment, companies need industry-tailored solutions to reimagine their business models end-to-end and adapt to rapid change. These organizations seek partners that can improve productivity while driving competitive advantages and business value through expanded market share, increased revenue, seamless customer experiences, and working capital improvements.
We collaborate with clients to develop and implement advanced technology solutions that can drive business outcomes. We apply user and customer experience principles to our domain expertise and innovative technology to create solutions designed to quickly meet client objectives.
Many of our client solutions are based on Genpact Cora, our AI-based platform, which integrates our proprietary automation, analytics and AI technologies with those of our strategic partners into a unified offering. It draws insights from our deep domain and operations expertise in our target industries and service lines to create analytics-based solutions that are focused on improving customer and user experience to accelerate clients’ digital transformations.
Many of our client solutions also include our Digital Smart Enterprise ProcessesSM (“Digital SEPs”), which define and benchmark the critical factors that improve business performance to help drive client outcomes. Our Digital SEPs combine Lean Six Sigma methodologies with domain-specific advanced technologies, including agentic AI solutions, drawing on our industry knowledge, expertise in AI, and deep understanding of how businesses run.
We enable domain-led digital transformation for our clients through our Digital Operations Services and Data-Tech-AI Services.
Digital Operations Services.
Our Digital Operations services embed advanced technology solutions, including agentic solutions, analytics, AI and cloud-based offerings into our traditional managed service solutions where we transform and run our clients’ operations with an aim to achieve higher levels of end-to-end performance. These services allow enterprises to be more flexible and focus on high-value work to better compete in their industries. Our Digital Operations solutions also include certain IT support services for legacy applications, including end-user computing support and infrastructure production support.
The ability to organize complex data sets and use analytics to derive actionable insights is increasingly critical to drive business outcomes for our clients. Our Enterprise360 intelligence platform enables our clients to harness the power of data and insights derived from running our clients’ operations leveraging proprietary metrics and benchmarks from our Digital SEPs. This platform also uses AI for prescriptive actions to pinpoint transformation opportunities that can unlock operational excellence and growth.
Revenues from our Digital Operations services in 2024 were $2.53 billion, representing 53% of our 2024 net revenues.
Data-Tech-AI Services.
Our Data-Tech-AI services focus on designing and building solutions that harness the power of advanced technologies, data and advanced analytics, AI, and cloud-based software-as-a-service (SaaS) offerings to help transform our clients’ businesses and operations. These services include advisory, implementation and execution work. We provide consultative advice to clients as well as technology engineering support and migration and optimization of our clients’ data and technology enterprise infrastructures. Using human-centric design, we help clients build new products and services, create digital workspaces, and drive customer, client, employee and partner engagement.
Revenues from our Data-Tech-AI services in 2024 were $2.23 billion, representing 47% of our 2024 net revenues.
Corporate Information
Genpact is a publicly traded Bermuda company. Genpact’s common stock is listed on The New York Stock Exchange under the symbol “G.” Genpact’s registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda and Genpact’s telephone number is (441) 298-3300.
Genpact’s website is www.genpact.com. The information and other content contained on, or accessible through, Genpact’s website is not part of this prospectus supplement.

THE OFFERING
The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that may be important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of Notes” and in the accompanying prospectus under “Description of Debt Securities and Guarantees.” In this subsection, “we”, “us” and “our” refer only to the Issuers.
Issuers
Genpact UK Finco plc, a public limited company incorporated under the laws of England and Wales, and Genpact USA, Inc., a Delaware corporation.
Guarantees
The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor and the Subsidiary Guarantor. See “Description of Notes—Guarantees.”
Securities Offered
$350,000,000 aggregate principal amount of 4.950% Senior Notes due 2030.
Maturity Date
November 18, 2030.
Interest
Interest on the notes will accrue at a rate of 4.950% per year from November 18, 2025.
Interest Payment Dates
The notes will pay interest semi-annually, in cash in arrears, on May 18 and November 18 of each year, commencing on May 18, 2026.
Ranking
The notes and the guarantees will be our, the Parent Guarantor’s and the Subsidiary Guarantor’s general unsecured senior indebtedness and will:
•
rank senior in right of payment to any of our, the Parent Guarantor’s and the Subsidiary Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the notes or the guarantees;

•
rank pari passu in right of payment to all of our, the Parent Guarantor’s and the Subsidiary Guarantor’s existing and future senior and unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes or the guarantees;

•
be effectively subordinated to all of our, the Parent Guarantor’s and the Subsidiary Guarantor’s existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

•
be structurally subordinated to all existing and future obligations and other liabilities (including trade payables) of each of the Parent Guarantor’s subsidiaries (other than the Issuers and the Subsidiary Guarantor), including the liabilities of certain subsidiaries pursuant to Genpact’s senior credit facility.

See “Description of Notes—Ranking.”
As of September 30, 2025, Genpact had outstanding indebtedness of $1.2 billion, all of which was unsecured, and total undrawn availability of $648.74 million under Genpact’s revolving credit facility, subject to certain conditions, including compliance with certain financial covenants.
Upon the closing of the offering of the notes, the UK Co-Issuer will become a guarantor of the U.S. Co-Issuer’s and the Subsidiary Guarantor’s 1.750% Senior Notes due 2026 (the “2026 Notes”) and 6.000% Senior Notes due 2029 (the “2029 Notes”).
As of September 30, 2025, Genpact Limited’s subsidiaries (other than the Issuers and the Subsidiary Guarantor) had total liabilities, including trade payables and liabilities under Genpact’s senior credit facility (but excluding intercompany liabilities and intercompany loans), of $1.59 billion and total assets (excluding intercompany receivables, intercompany loans and investment in subsidiaries) of $4.79 billion. In addition, for the fiscal year ended December 31, 2024 and the nine months ended September 30, 2025, excluding intercompany receivables, intercompany loans, intercompany recoveries or charges and investment in subsidiaries, Genpact Limited’s subsidiaries (other than the Issuers and the Subsidiary Guarantor) generated substantially all of Genpact’s consolidated net income and total revenues.
Additional Amounts
We, the Parent Guarantor and the Subsidiary Guarantor will make all payments in respect of the notes or the guarantees, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental charges, unless we, the Parent Guarantor or the Subsidiary Guarantor are obligated by law to deduct or withhold such taxes or governmental charges. If we, the Parent Guarantor or the Subsidiary Guarantor are obligated by law to deduct or withhold taxes or governmental charges in respect of the notes or the guarantees, subject to certain exceptions, we, the Parent Guarantor or the Subsidiary Guarantor, as applicable, will pay to the holders of the notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been deducted or withheld. Notwithstanding the foregoing, no such additional amounts will be paid with respect to any deduction or withholding of taxes or other governmental charges in the United States. See “Description of Notes—Withholding Taxes.”
Redemption for Taxation Reasons
If we become obligated to pay any additional amounts as a result of any change in the law of certain relevant taxing jurisdictions that becomes effective on or after the date on which the notes are issued (or, on the date the relevant taxing jurisdiction becomes applicable, if later), we may redeem the notes at our option in whole, but not in part, at any time at a price equal to 100% of the principal amount thereof, plus additional amounts and any accrued and unpaid interest to, but excluding, the redemption date. See “Description of Notes—Redemption for Taxation Reasons.”
Optional Redemption
We may redeem the notes, in whole or in part, from time to time at our option, prior to October 18, 2030 (the date that is one month prior to the maturity of the notes), at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus a specified “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date, and on or after October 18, 2030, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.”
Change of Control Repurchase Event
If we experience a change of control repurchase event, the Issuers will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes—Repurchase at the Option of Holders on Certain Changes of Control.”
Certain Covenants
The indenture that will govern the notes contains covenants that, among other things, restrict our ability, with significant exceptions, to:
•	incur certain debt secured by liens;
•	engage in certain sale and leaseback transactions; and
•	consolidate, merge, convey or transfer our assets substantially as an entirety.
See “Description of Notes—Certain Covenants.”
No Prior Market
The notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the notes may not develop or be maintained. See “Risk Factors.”
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include repaying or redeeming the 2026 Notes at or prior to their maturity on April 10, 2026. Currently, there is approximately $350 million in aggregate principal amount of 2026 Notes outstanding. See “Use of Proceeds.”

Tax Consequences
For a discussion of certain possible United Kingdom, Luxembourg, Bermuda and U.S. federal income tax consequences of an investment in the notes, see “Certain United Kingdom, Luxembourg, Bermuda and U.S. Federal Income Tax Consequences.” You should consult your own tax advisor to determine the United Kingdom, Luxembourg, Bermuda and U.S. federal, state, local and other tax consequences of an investment in the notes.
Denomination
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.
Governing Law
State of New York.
Trustee, Registrar & Paying Agent
Computershare Trust Company, National Association.
Risk Factors
An investment in the notes involves risk. You should consider carefully the specific factors set forth under the caption “Risk Factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the other filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS
Investing in the notes involves risk. You should carefully consider the following risks, along with all of the risks and other information provided or referred to in this prospectus supplement and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2024, before making any investment decisions with respect to the notes. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also harm our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the occurrence of one or more of the factors described in the following risk factors. See “Forward-Looking Statements.”
Risks Related to the Notes and this Offering
Payment of required principal and interest on the notes will be dependent on cash flow generated by the Parent Guarantor’s subsidiaries (other than the Issuers and the Subsidiary Guarantor), which may be subject to limitations beyond our control.
Our subsidiaries (other than the Issuers and the Subsidiary Guarantor) will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the notes will therefore be structurally subordinated to all of the existing and future liabilities, including trade payables, of any subsidiary (other than the Issuers and the Subsidiary Guarantor) such that, in the event of an insolvency, liquidation, reorganization, dissolution or other winding-up of any subsidiary (other than the Issuers and the Subsidiary Guarantor), all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before the holders of the notes would be entitled to any payment. Claims of holders of the notes will also be structurally subordinated to the liabilities of certain subsidiaries pursuant to their liabilities under our senior credit facility.
As of September 30, 2025, our subsidiaries (other than the Issuers and the Subsidiary Guarantor) had total liabilities, including trade payables and liabilities under our senior credit facility (but excluding intercompany liabilities and intercompany loans), of $1.59 billion and total assets (excluding intercompany receivables, intercompany loans and investment in subsidiaries) of $4.79 billion. In addition, for the fiscal year ended December 31, 2024 and the nine months ended September 30, 2025, excluding intercompany receivables, intercompany loans, intercompany recoveries or charges and investment in subsidiaries, our subsidiaries (other than the Issuers and the Subsidiary Guarantor) generated substantially all of our consolidated net income and total revenues.
The indenture that will govern the notes does not limit the amount of debt we or our subsidiaries may incur or restrict our ability to engage in other transactions that may adversely affect holders of our notes.
The indenture under which the notes will be issued does not limit the amount of debt that we or our subsidiaries may incur. The indenture that will govern the notes does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture that will govern the notes does not limit our ability to pay dividends, make distributions or repurchase our common shares. As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture that will govern the notes and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
There is no established trading market for the notes.
The notes are a new issue of securities for which there is no established trading market. As a result, an active trading market for the notes may not develop. If an active trading market does not develop or is not maintained for the notes, the market price and liquidity of such notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or at a favorable price.

Although we may apply for listing of the notes for trading on the TISE, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. The listing application, if submitted, will be subject to approval by the TISE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.
The notes may also trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of any trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for investment-grade securities.
Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect the market price or liquidity of the notes.
Credit rating agencies rate our debt securities based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing us on a watch list for possible future downgrading.
Because your right to require repurchase of the notes is limited, the trading price of the notes may decline if we enter into a transaction that is not a change of control under the indenture that will govern the notes.
The term “change of control repurchase event” under the indenture that will govern the notes is limited and does not include every event that might cause the trading price of the notes to decline. The right of the holders of the notes to require the Issuers to repurchase the notes upon a change of control repurchase event may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, any of which could substantially affect our capital structure and the value of the notes but may not constitute a change of control repurchase event that permits holders to require the Issuers to repurchase their notes. See “Description of Notes—Repurchase at the Option of Holders on Certain Changes of Control.”
The Issuers may not be able to repurchase the notes upon a change of control repurchase event.
Upon the occurrence of a change of control repurchase event, as defined in the indenture that will govern the notes, each holder of notes will have the right to require the Issuers to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control repurchase event, we cannot assure you that the Issuers would have sufficient financial resources available to satisfy their obligations to repurchase the notes. The Issuers’ failure to repurchase the notes as required under the indenture would result in a default under the indenture, which could result in defaults under the instruments governing our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the notes. See “Description of Notes—Repurchase at the Option of Holders on Certain Changes of Control.”
Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.
A change of control repurchase event, as defined in the indenture that will govern the notes, gives each holder of notes the right to require the Issuers to make an offer to repurchase all or any part of such holder’s notes. One of the circumstances under which a change of control, which is a condition to a change of control repurchase event, may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale of less than all of our assets to another person is uncertain.
Credit ratings on the notes may not reflect all risks.
One or more credit rating agencies are expected to assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.
Insolvency laws of England and Wales, Bermuda, Luxembourg or other local insolvency laws may limit the ability of holders of notes to enforce their rights or receive payment under the notes and the guarantees and may not be as favorable to you as those of another jurisdiction with which you may be familiar.
The UK Co-Issuer is a public limited company incorporated under the laws of England and Wales, the Parent Guarantor is an exempted company organized under the laws of Bermuda and the Subsidiary Guarantor is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg. Accordingly, in the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in England and Wales, Bermuda, Luxembourg or any other relevant jurisdiction. The bankruptcy, insolvency, administrative and other laws of the Issuers’ and the jurisdictions of organization or incorporation of the Guarantors may be materially different from, or in conflict with, each other and those of the U.S. and other jurisdictions with which holders of the Notes may be familiar, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s law should apply, adversely affect the ability to enforce the holder’s rights under the notes and the guarantees in those jurisdictions or limit any amounts that you may receive.
Although laws differ among various jurisdictions, in general, under fraudulent conveyance and other laws, a court could subordinate or void the guarantees and, if payment has already been made under either of the guarantees, require that the recipient returns the payment to the Guarantor, if the court found that:
•
the guarantees were granted with actual intent to hinder, delay or defraud creditors or shareholders of the Guarantors or other person or, in certain jurisdictions, even when the recipient was simply aware that the Guarantors were insolvent when they granted the guarantees;

•
the guarantees were entered into without a legal obligation to do so, are prejudicial to the interests of the other creditors and both the Guarantors and the beneficiary of the guarantees were aware of or should have been aware of the fact that it was prejudicial to the other creditors;

•
the Guarantors did not receive fair consideration or reasonably equivalent value for the guarantees and/or the Guarantors: (i) became insolvent before the granting of the guarantees or were insolvent or rendered insolvent because of the issuance of the guarantees; (ii) was undercapitalized or became undercapitalized because of the issuance of the guarantees; or (iii) intended to incur, or believed that they would incur, indebtedness beyond their ability to pay at maturity;

•	the guarantees were held to exceed the objects of the Guarantors or not to be in the best interests or for the corporate benefit of the Guarantors;
•	the guarantees were entered into within a certain time period prior to the opening date of insolvency proceedings of the Guarantors; or
•	the amount paid or payable was in excess of the maximum amount permitted under applicable law.
If a court or a creditor were to find that the granting of either of the guarantees was a fraudulent conveyance or can otherwise be challenged, the court, a creditor or an insolvency administrator appointed over the assets of the Guarantors could void or declare unenforceable the payment obligations under such guarantees, or subordinate such guarantees to any presently existing and future indebtedness of such Guarantor or require the holders of the notes to repay any amounts received with respect to such of the guarantees. In some of these events, an investor may cease to have any claim in respect of the Guarantor and would be a creditor solely of the Issuers and any remaining Guarantors.
In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of the foregoing jurisdictions. Moreover, such multijurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions’ law should apply and could materially adversely affect the ability to realize any recovery under the notes and the guarantees.

U.S. investors in the notes may have difficulties enforcing certain civil liabilities against the Parent Guarantor, the UK Co-Issuer or the Subsidiary Guarantor in the United States.
The UK Co-Issuer is a public limited company incorporated under the laws of England and Wales, the Parent Guarantor is an exempted company organized under the laws of Bermuda and the Subsidiary Guarantor is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg. A significant portion of our assets and operations are located, and a significant portion of our revenues are derived, outside the United States. As a result, you may not be able obtain or enforce judgments from U.S. courts against us based on the civil liability provisions of the securities laws of the United States.
The United States is not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards rendered in civil and commercial matters with England and Wales or Luxembourg. Similarly, the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in England and Wales, Bermuda or Luxembourg courts as contrary to that jurisdiction’s public policy. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on United States federal or state securities laws, would not automatically be enforceable in England and Wales, Bermuda or Luxembourg (and may not be enforceable at all). Similarly, those judgments may not be enforceable in countries other than the United States.
For more information, see “English Law Considerations—Enforcement of Civil Liability Judgments under English Law”, “Bermuda Law Considerations—Enforcement of Civil Liability Judgments under Bermuda Law” and “Luxembourg Law Considerations—Enforcement of Civil Liability Judgments under Luxembourg Law.”
Bermuda recently enacted new tax legislation that will impose a corporate income tax on certain Bermuda companies. Any new tax liability in Bermuda or another jurisdiction based on our incorporation in Bermuda could have a material adverse effect on our business, results of operations and financial condition.
We previously received a written assurance from the Bermuda Minister of Finance under The Exempted Undertaking Tax Protection Act 1966 of Bermuda (the “EUTP”) to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to us or to any of our operations or common shares, debentures or other obligations or securities until March 31, 2035, except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda. While we are not subject to tax on income, profits, withholding, capital gains or capital transfers under current law, the Bermuda Government recently passed a new law titled the Corporate Income Tax Act, 2023 (the “CIT Act”), which imposes a 15% minimum corporate income tax rate and expressly supersedes the written assurance we received under the EUTP.
Under the CIT Act, Bermuda corporate income tax is chargeable with respect to fiscal years beginning on or after January 1, 2025 and applies to Bermuda entities that are part of a multinational group with annual revenue above 750 million euros in at least two of the prior four fiscal years. We currently do not expect this corporate income tax to have an impact on us given that we have no profits in Bermuda and we do not expect to have profits in Bermuda in the foreseeable future. However, if we incur tax liability in Bermuda as a result of the CIT Act or in any other jurisdiction as a result of our incorporation in Bermuda, it could have a material adverse effect on our business, results of operations and financial condition.
Economic substance requirements in Bermuda could adversely affect us.
Harmful tax practices have become the focus of increased scrutiny from the EU. Following a 2017 assessment by the Code of Conduct Group (Business Taxation), or the COCG, which included Bermuda in a list of jurisdictions required by the EU to address the COCG’s concerns relating to the demonstration of economic substance, the Bermuda Government implemented legislation which brought certain substance requirements into force in 2019 for Bermuda entities. Pursuant to the economic substance requirements, core income generating activities carried out by Bermuda companies must be undertaken in Bermuda. To satisfy these requirements, we may be required to conduct additional activities in Bermuda. The substance requirements could be difficult to manage or implement, and compliance with the requirements could be difficult or costly and could have a material adverse effect on us or our operations.

USE OF PROCEEDS
We estimate that the net proceeds from the offering of the notes will be approximately $345.4 million, after deducting the underwriters’ discount and estimated fees and expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include repaying or redeeming the 2026 Notes at or prior to their maturity on April 10, 2026. Currently, there is approximately $350 million in aggregate principal amount of the 2026 Notes outstanding.
Certain of the underwriters or their affiliates may hold 2026 Notes. To the extent that the underwriters or their affiliates own any of the 2026 Notes, they may receive a portion of the net proceeds of this offering. See “Underwriting.”

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2025, on an actual basis and on an as adjusted basis to give effect to the issuance and sale of the notes.
The information presented in this table is unaudited and should be read in conjunction with the information under “Use of Proceeds” included elsewhere in this prospectus supplement, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, each of which is incorporated by reference herein.

	As of September 30, 2025
	Actual	As adjusted
	(U.S. dollars in thousands)
Cash and cash equivalents	$740,763	$1,086,202
Debt:
Revolving Credit Facility(1)	—	—
Term Loan (including current portion)(2)	456,460	456,460
1.750% Notes due 2026(3)	349,684	349,684
6.000% Notes due 2029(4)	396,773	396,773
Notes offered hereby(5)	—	345,439
Finance lease liability	20,239	20,239
Total debt	1,223,156	1,568,595
Total equity	2,544,530	2,544,530
Total capitalization	$3,767,686	$4,113,125

(1)
As of September 30, 2025, there were $1.3 million of letters of credit outstanding under the Revolving Credit Facility. As of September 30, 2025, the unutilized amount under the revolving credit facility was $648.7 million.

(2)	Net of debt amortization expense of $0.7 million.
(3)
Net of debt amortization expense of $0.3 million. Upon the closing of the offering of the notes, the UK Co-Issuer will become a guarantor of the 2026 Notes. We intend to use the net proceeds from this offering for general corporate purposes, which may include repaying or redeeming the 2026 Notes at or prior to their maturity on April 10, 2026. The above table does not reflect any repayment or redemption of the 2026 Notes using the net proceeds from this offering because the exact amount of such repayment or redemption, if any, has not yet been determined.

(4)	Net of debt amortization expense of $3.2 million. Upon the closing of the offering of the notes, the UK Co-Issuer will become a guarantor of the 2029 Notes.
(5)	Represents the net proceeds from the offering of the notes after deducting the underwriters’ discount and estimated fees and expenses.

DESCRIPTION OF OTHER INDEBTEDNESS
Credit Agreement
Genpact Limited (the “Company”) is party to a credit agreement (the “Credit Agreement”) with the U.S. Co-Issuer, the Subsidiary Guarantor and Genpact Global Holdings (Bermuda) Limited, as borrowers (the “Borrowers”), Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing bank, and the lenders party thereto. The Credit Agreement is comprised of a $530 million term loan facility and a $650 million revolving credit facility. Borrowings under the Credit Agreement may be used for general corporate purposes of the Company and its subsidiaries, including working capital requirements. The Company’s obligations under the Credit Agreement are unsecured. Upon the closing of this offering of the notes, the UK Co-Issuer will become a guarantor under the Credit Agreement.
Interest Rate. Borrowings under the Credit Agreement bear interest at a rate equal to, at the election of the Company, either Adjusted Term SOFR (which is the rate per annum equal to (a) Term SOFR (the forward-looking secured overnight financing rate) plus (b) a Term SOFR Adjustment of 0.10% per annum, but in no case lower than 0.00%) plus an applicable margin equal to 1.375 % per annum or a base rate plus an applicable margin equal to 0.375 % per annum, in each case subject to adjustment based on the Borrower’s debt ratings provided by S&P Global Ratings and Moody’s Investors Service, Inc. (the “Debt Ratings”). The revolving credit commitments under the Credit Agreement are subject to a commitment fee equal to 0.20% per annum, subject to adjustment based on the Debt Ratings. The commitment fee accrues on the actual daily amount by which the aggregate revolving commitments exceed the sum of outstanding revolving loans and letter of credit obligations.
Certain Covenants. The Credit Agreement contains covenants customary for unsecured financings (which are in some cases subject to certain exceptions), including, but not limited to, restrictions on the ability to incur additional indebtedness, create liens, make certain investments, make certain dividends and related distributions, enter into, or undertake, certain liquidations, mergers, consolidations or acquisitions and dispose of certain assets or subsidiaries. In addition, the Credit Agreement requires the Company to maintain certain consolidated leverage ratios and consolidated interest coverage ratios.
Maturity. The term loan and revolving credit facilities under the Credit Agreement mature on December 13, 2027.
Guarantee. The obligations under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries.
As of September 30, 2025, the amount outstanding under the Company’s term loan, net of debt amortization expense of $0.7 million was $456.5 million. The amount outstanding on the term loan will be repaid through quarterly payments of $6.6 million, and the balance will be repaid upon the maturity of the term loan on December 13, 2027.
The maturity profile of the term loan outstanding as of September 30, 2025, net of debt amortization expense, is as follows:

Year ended	Amount (In thousands)
2025	6,544
2026	26,192
2027	423,724
Total	$456,460

As of September 30, 2025, a total of $1.3 million of the revolving credit facility was utilized, of which $0.0 million constituted funded drawdown and $1.3 million constituted non-funded drawdown. The unutilized amount on the revolving credit facility bore a commitment fee of 0.20% as of September 30, 2025.
Senior Notes due 2026
In March 2021, the U.S. Co-Issuer and the Subsidiary Guarantor co-issued $350 million aggregate principal amount of 1.750% senior notes (the “2026 Notes”) in an SEC-registered offering, resulting in cash proceeds of approximately $347.0 million. The U.S. Co-Issuer and the Subsidiary Guarantor, at their option, may redeem the notes at any time in whole or in part, at a redemption price equal to (i) 100% of the principal amount of the notes redeemed, together with accrued and unpaid interest on the redeemed amount, and (ii) if the notes are redeemed prior to March 10, 2026, a specified “make-whole” premium.
Interest Rate. The 2026 Notes bear interest at a rate of 1.750% per annum. The interest rate payable on the 2026 Notes is subject to adjustment if the credit rating of the 2026 Notes is downgraded, up to a maximum increase of 2.0%. The U.S. Co-Issuer and the Subsidiary Guarantor pay interest on the 2026 Notes semi-annually in arrears on April 10 and October 10 of each year, ending on the maturity date of April 10, 2026.
Certain Covenants. The 2026 Notes are subject to certain customary covenants, including limitations on the ability of the Company and certain of its subsidiaries to incur debt secured by liens, engage in certain sale and leaseback transactions and consolidate, merge, convey or transfer their assets. Upon certain change of control transactions, the U.S. Co-Issuer and the Subsidiary Guarantor will be required to make an offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of such 2026 Notes, plus accrued and unpaid interest.
Maturity. The 2026 Notes mature on April 10, 2026.
Guarantee. The 2026 Notes are fully guaranteed by the Company. Upon the closing of the offering of the notes, the UK Co-Issuer will become a guarantor of the 2026 Notes.
We may use the net proceeds from this offering to repay or redeem the outstanding 2026 Notes at or prior to their maturity of April 10, 2026. See “Use of Proceeds.”
Senior Notes due 2029
In June 2024, the U.S. Co-Issuer and the Subsidiary Guarantor co-issued $400 million aggregate principal amount of 6.000% senior notes (the “2029 Notes”) in an SEC-registered offering, resulting in cash proceeds of approximately $395.6 million. The U.S. Co-Issuer and the Subsidiary Guarantor, at their option, may redeem the notes at any time in whole or in part, at a redemption price equal to (i) 100% of the principal amount of the notes redeemed, together with accrued and unpaid interest on the redeemed amount, and (ii) if the notes are redeemed prior to May 4, 2029, a specified “make-whole” premium.
Interest Rate. The 2029 Notes bear interest at a rate of 6.000% per annum. The U.S. Co-Issuer and the Subsidiary Guarantor pay interest on the 2029 Notes semi-annually in arrears on June 4 and December 4 of each year, ending on the maturity date of June 4, 2029.
Certain Covenants. The 2029 Notes are subject to certain customary covenants, including limitations on the ability of the Company and certain of its subsidiaries to incur debt secured by liens, engage in certain sale and leaseback transactions and consolidate, merge, convey or transfer their assets. Upon certain change of control transactions, the U.S. Co-Issuer and the Subsidiary Guarantor will be required to make an offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of such 2029 Notes, plus accrued and unpaid interest.
Maturity. The 2029 Notes mature on June 4, 2029.
Guarantee. The 2029 Notes are fully guaranteed by the Company. Upon the closing of the offering of the notes, the UK Co-Issuer will become a guarantor of the 2029 Notes.

DESCRIPTION OF NOTES
The following “Description of Notes” is a summary of the material terms and provisions of the Indenture, the Parent Guarantee, the Subsidiary Guarantee and the Notes. You should read the Indenture and the Notes for more details regarding our, the Parent Guarantor’s and the Subsidiary Guarantor’s obligations and your rights with respect to the Notes because they and not this “Description of Notes” define your rights as holders of the Notes. This summary is qualified by reference to the Trust Indenture Act of 1939, and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act of 1939. The definitions of most of the capitalized terms used in the following summary are set forth below under “—Certain Definitions.” In this “Description of Notes,” all references to the “Issuers,” “we,” “our” and “us” mean Genpact UK Finco plc and Genpact USA, Inc., collectively, and the term “Securities” refers to all securities issuable from time to time under the Indenture, including securities that may be issued after the initial issuance and sale of the Notes.
General
We are issuing $350,000,000 aggregate principal amount of Notes (the “Notes”). The Notes will mature on November 18, 2030. Interest on the Notes will accrue at the rate of 4.950% per annum.
The Notes will be issued under an indenture to be dated as of the Issue Date (the “Base Indenture”), as supplemented by a first supplemental indenture to be dated as of the Issue Date (together with the Base Indenture, the “Indenture”) among the Issuers, the Parent Guarantor, the Subsidiary Guarantor and Computershare Trust Company, National Association, not in its individual capacity, but solely as trustee (the “Trustee”).
All the Securities, including the Notes, to be issued under the Indenture will be our senior unsecured obligations and will rank on the same basis with all of our other senior unsecured indebtedness from time to time outstanding. The Indenture does not limit the aggregate principal amount of Securities that may be issued under the Indenture. Without the consent of the holders, we may increase the aggregate principal amount of the Notes in the future on the same terms and conditions (except for issuance date, issue price and, in some cases, the initial interest payment date) as the Notes being offered hereby (“Additional Notes”). Additional Notes may only bear the same CUSIP number if they would be fungible for United States federal tax purposes with the existing Notes.
Securities may be issued under the Indenture from time to time as a single series or in two or more separate series up to the aggregate principal amount authorized by us from time to time for the Securities of any series.
If the maturity date of any Notes falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for such Notes then due will be paid on the next Business Day. No interest on that payment will accrue from and after the maturity date. Payments of principal, premium, if any, and interest on the Notes will be made by us through the Trustee to DTC. The Notes will be issued in the form of one or more fully registered global securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Interest
We will make interest payments on the Notes at the annual rate of interest set forth above semi-annually in arrears on May 18 and November 18 of each year, beginning on May 18, 2026, to the holders of record of the Notes at the close of business on the May 9 or November 9 immediately preceding the related interest payment date. Interest on the Notes will accrue from and including November 18, 2025 to, but excluding, the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be. Interest on the Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date on the Notes falls on a date that is not a Business Day, the related payment of interest shall be made on the next succeeding Business Day as if made on the date the payment was due, and no interest on such payment shall accrue for the period from and after such interest payment date to the date of such payment on the next succeeding Business Day.
Guarantees
The Notes and the Issuers’ obligations under the Indenture will be guaranteed on a senior unsecured basis by the Parent Guarantor (the “Parent Guarantee”) and by the Subsidiary Guarantor (the “Subsidiary

Guarantee”). Pursuant to the Parent Guarantee and the Subsidiary Guarantee, the Parent Guarantor and the Subsidiary Guarantor, respectively, will fully and unconditionally guarantee to each holder of Notes and the Trustee, on a senior unsecured basis, the full and prompt payment of principal of, premium, if any, and interest on the Notes, when and as the same become due and payable, whether at stated maturity, upon redemption, by declaration of acceleration or otherwise, as well as any other amounts due and owing under the Indenture.
Optional Redemption
Prior to October 18, 2030 (the date that is one month prior to their maturity date) (the “Par Call Date”), the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the Notes being redeemed,
plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date. The Trustee will not be responsible or liable for determining, confirming or verifying the redemption price.
On or after the Par Call Date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.
In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes in certificated form for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note in certificated form is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in certificated form in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note in certificated form. For so long as the Notes are held by DTC (or another depositary), the selection of the Notes for redemption shall be made pro rata, by lot, or by such other method as the Trustee deems appropriate and fair in accordance with the policies and procedures of the depositary.
Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
The Trustee (in each of its capacities) will not be responsible or liable for determining, confirming, recalculating or verifying the redemption price.
Redemption for Taxation Reasons
The Issuers may redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if we determine in good faith that, as a result of:
(1)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or
(2)
any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), a Payor (as defined below) is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction and, in the case of the Parent Guarantor or the Subsidiary Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuers without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the Issue Date (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date). The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture.
Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Payor will deliver to the Trustee (a) an Officer’s Certificate (as defined in the Indenture) stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.
Withholding Taxes
All payments made by or on behalf of the Issuers or by the Parent Guarantor or the Subsidiary Guarantor under or with respect to the Parent Guarantee or the Subsidiary Guarantee (each of the Issuers, the Parent Guarantor or the Subsidiary Guarantor and, in each case, any successor thereof, making such payment, the “Payor”) in respect of the Notes, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:
(1)	the United Kingdom, or any political subdivision or governmental authority thereof or therein having the power to tax;
(2)
any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment is made by or on behalf of any Payor or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the paying agent); or

(3)
any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of any Payor or the paying agent with respect to any Note, Parent Guarantee or Subsidiary Guarantee, as applicable, including (without limitation) payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on any such Note, the Parent Guarantee or the Subsidiary Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
(1)
any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment or the exercise or enforcement of rights under such Note, the Parent Guarantee or the Subsidiary Guarantee or the Indenture;

(2)
any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the holder or the beneficial owner of the Note to comply with a reasonable written request of the Payor addressed to the holder or beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but, in each case, only to the extent the holder or beneficial owner is legally entitled to do so;
(3)
any Taxes, to the extent such Taxes are imposed as a result of the presentation of the Note for payment more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(4)	any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the Notes, the Parent Guarantee or the Subsidiary Guarantee;
(5)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;
(6)
any Taxes to the extent such Taxes are withheld by application of the Luxembourg law of December 23, 2005, as amended (the “2005 Law”) (see “Certain United Kingdom, Luxembourg, Bermuda and U.S. Federal Income Tax Consequences—Certain Luxembourg Tax Consequences”);

(7)
any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto (“FATCA”); or

(8)	any combination of the items (1) through (7) above.
In addition, no Additional Amounts shall be paid with respect to a holder who is a fiduciary or a partnership or any Person other than the beneficial owner of the Notes, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly.
The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant tax authority imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable. Such copies shall be made available to the holders upon reasonable request and will be made available at the designated corporate trust office of the paying agent.
If a Payor is obligated to pay Additional Amounts with respect to any payment made on any Note, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the paying agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable thereafter). The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.
Wherever in the Indenture, the Notes or this “Description of Notes” there is mentioned, in any context:
(1)	the payment of principal;
(2)	interest; or
(3)	any other amount payable on or with respect to any of the Notes, such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Payor will pay and indemnify each holder for any present or future stamp, issue, registration, court or documentary taxes, or charges or similar levies (including any related interest or penalties with respect thereto)

or any other excise or property taxes, charges or similar taxes (including any related penalties or interest with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, issuance, enforcement or registration, or receipt of payments with respect to any of the Notes, the Parent Guarantee, the Subsidiary Guarantee, the Indenture, or any other document referred to therein (other than in each case, in connection with a transfer of the Notes after the initial resale by the underwriters pursuant to this offering), except for any Luxembourg registration duties (droits d’enregistrement) payable in the case of voluntary registration of the aforementioned documents by a holder with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, or registration of the aforementioned documents in Luxembourg when such registration is not required to enforce the rights of that holder under the aforementioned documents.
The foregoing obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to, the Notes is made by or on behalf of such Person, or any political subdivision or taxing authority or agency thereof or therein.
Agreed Tax Treatment
Although the Notes are co-issued by the U.S. Co-Issuer and the UK Co-Issuer and, therefore, each Issuer is liable for repayment of the Notes in their entirety, each Issuer intends to repay the interest and principal associated with the portion it will borrow. As discussed further under “Certain United Kingdom, Luxembourg, Bermuda and U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences”, subject to the following paragraph, we intend to treat any interest paid by the U.S. Co-Issuer as U.S.-source income for U.S. federal income tax purposes and any interest paid by the UK Co-Issuer as foreign-source income for U.S. federal income tax purposes. A holder of the Notes may obtain information regarding the portion of any interest paid by the U.S. Co-Issuer and the portion of any interest paid by the UK Co-Issuer by submitting a written request via email to investor.relations@genpact.com with the subject line “Source of Interest.”
Notwithstanding the foregoing, the clearing systems require us to designate only one Issuer for U.S. federal withholding tax purposes, and we intend to designate the U.S. Co-Issuer as the issuer of the Notes for this purpose. As such, an applicable withholding agent likely will treat all interest payments on the Notes as U.S.-source income for U.S. federal withholding tax purposes.
Repurchase at the Option of Holders on Certain Changes of Control
If a Change of Control Repurchase Event with respect to the Notes occurs, unless we have exercised our right to redeem the Notes as described above, we will make an offer to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, we will mail a notice to each holder, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of the outstanding Notes tender and do not withdraw such Notes in a repurchase offer and the Issuers, or any third party making a repurchase offer in lieu of the Issuers as described above, purchase all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 30 days following such purchase pursuant to the repurchase offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.
We will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of our compliance with such securities laws or regulations.
On the Change of Control Repurchase Event payment date, we will be required, to the extent lawful, to:
•
accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and
•
deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The paying agent will promptly mail to each holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
Notwithstanding the provisions under the caption “—Modification,” the provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified prior to the occurrence of a Change of Control Repurchase Event with the written consent of the holders of a majority in principal amount of the Securities then outstanding and affected by such waiver or modification.
We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of indebtedness outstanding at such time or otherwise materially adversely affect our capital structure or credit ratings.
The Change of Control purchase feature of the Notes may, in certain circumstances, make more difficult or discourage a takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.
Open Market Purchases
The Issuers or any of their affiliates may at any time and from time to time purchase Notes in the open market or otherwise.
Sinking Fund
There is no provision for a sinking fund for any of the Notes.
Ranking
The Notes will be unsecured and unsubordinated obligations of the Issuers and will rank equally with all their other existing and future unsecured and unsubordinated indebtedness, including their guarantees of indebtedness under Genpact’s senior credit facility. The Parent Guarantee will be the unsecured and unsubordinated obligation of the Parent Guarantor and will rank equally with all its other existing and future unsecured and unsubordinated indebtedness, including its guarantee of indebtedness under Genpact’s senior credit facility. The Subsidiary Guarantee will be the unsecured and unsubordinated obligation of the Subsidiary Guarantor and will rank equally with all its other existing and future unsecured and unsubordinated indebtedness, including its guarantee of indebtedness under Genpact’s senior credit facility.
Excluding intercompany receivables, intercompany loans, intercompany recoveries or charges and investment in subsidiaries, the Parent Guarantor, the Subsidiary Guarantor and the Issuers derive substantially all of their operating income from, and hold substantially all of their assets through, the Parent Guarantor’s Subsidiaries (other than the Issuers and the Subsidiary Guarantor). The Issuers, the Parent Guarantor and the Subsidiary Guarantor will depend on distributions of cash flow and earnings from the Parent Guarantor’s Subsidiaries (other than the Issuers and the Subsidiary Guarantor) in order to meet their payment obligations under the Notes, the Parent Guarantee and the Subsidiary Guarantee, as applicable. These Subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under the Notes, the Parent Guarantee or the Subsidiary Guarantee, or to provide the Issuers, the Parent Guarantor or the Subsidiary Guarantor with funds for their payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the Notes, the Parent Guarantee and the Subsidiary Guarantee will be structurally subordinated to the liabilities of the Parent Guarantor’s other Subsidiaries, including trade payables and, in the case of certain Subsidiaries, their guarantees of indebtedness under our senior credit facility. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit the ability of these Subsidiaries to make payments or other distributions to the Issuers, the Parent Guarantor and the Subsidiary Guarantor, and these Subsidiaries could agree to contractual restrictions on their ability to make distributions. As of September 30, 2025, the Parent Guarantor’s Subsidiaries (other than the Issuers and the Subsidiary Guarantor) had $1.59 billion of liabilities, including trade payables and liabilities under Genpact’s senior credit facility (but excluding intercompany liabilities and intercompany loans). As of September 30, 2025, Genpact’s total consolidated indebtedness was $1,223.2 million.
Certain Covenants
Limitations on Liens
The Issuers and the Parent Guarantor will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a Mortgage with respect to any such indebtedness, that the Notes (together with, if the Issuers shall so determine, any other indebtedness of or guarantee by either of the Issuers, the Parent Guarantor or such Restricted Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the applicable Issuer, prior to) such Secured Debt. The foregoing restriction with respect to Secured Debt, however, will not apply to:
(1)
Mortgages on property existing at the time of acquisition thereof by the Issuers, the Parent Guarantor or any Subsidiary, whether or not assumed, provided that such Mortgages were not incurred in anticipation of such acquisition;

(2)
Mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Mortgages were not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by the Issuers, the Parent Guarantor or a Subsidiary and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

(3)
Mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the Issuers, the Parent Guarantor or a Restricted Subsidiary (including leases) or Mortgages thereon to secure the payment of all or any part of the purchase price thereof, or Mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(4)	Mortgages to secure indebtedness owing to the Issuers, the Parent Guarantor or a Restricted Subsidiary;

(5)	Mortgages existing at the Issue Date;
(6)
Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Issuers, the Parent Guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Issuers, the Parent Guarantor or a Restricted Subsidiary, provided that such Mortgages were not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(7)
Mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such Mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by the Issuers, the Parent Guarantor or any Restricted Subsidiary in good faith by appropriate proceedings and the Issuers, the Parent Guarantor or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

(8)	Mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation; and
(9)
extensions, renewals, refinancings or replacements of any Mortgage referred to in the foregoing clauses (1), (2), (3), (4), (5), (6), (7) or (8); provided, however, that any such Mortgages shall not extend to or cover any property of the Issuers, the Parent Guarantor or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clause and improvements thereto; and provided, further, that any refinancing or replacement of any Mortgages permitted by the foregoing clause (7) or (8) shall be of the type referred to in such clause (7) or (8), as the case may be.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the Issuers, the Parent Guarantor and any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt that would otherwise be subject to such restrictions, without equally and ratably securing the Notes, provided that after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt (not including Secured Debt permitted under any of clauses (1) through (9) above), plus the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph under “Limitations on Sale and Lease-Back Transactions” below, does not exceed the greater of (a) $530,000,000 and (b) 10.0% of Consolidated Total Assets as most recently determined on or prior to such date.
Limitations on Sale and Lease-Back Transactions
The Issuers and the Parent Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any such transaction involving a lease for a term of not more than three years or any such transaction solely between the Issuers, the Parent Guarantor and/or a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) the Issuers, the Parent Guarantor or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the assets involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes as described above under “Limitations on Liens”; or (2) the Issuers or the Parent Guarantor shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 365 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of the Issuers, the Parent Guarantor or a Restricted Subsidiary that matures more than 12 months after such Sale and Lease-Back Transaction or the purchase, construction or development of other comparable property.
Notwithstanding the restrictions outlined in the immediately preceding paragraph, the Issuers, the Parent Guarantor and any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions that would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph, provided that after giving effect thereto, the sum of the aggregate amount of outstanding Attributable Debt with respect to such Sale and Lease-Back Transactions, plus the aggregate amount of all outstanding Secured Debt not permitted by clauses (1) through (9) under “Limitation on Liens” above, does not exceed the greater of (a) $530,000,000 and (b) 10.0% of Consolidated Total Assets as most recently determined on or prior to such date.
Consolidation, Merger and Sale of Assets
None of the Issuers, the Parent Guarantor or the Subsidiary Guarantor shall consolidate with or merge into any other Person in a transaction in which such Issuer, the Parent Guarantor or the Subsidiary Guarantor, as applicable, is not the surviving corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
(1)
in case an Issuer, the Parent Guarantor or the Subsidiary Guarantor shall consolidate with or merge into another Person in a transaction in which such Issuer, the Parent Guarantor or the Subsidiary Guarantor, as applicable, is not the surviving corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Issuer, the Parent Guarantor or the Subsidiary Guarantor, as applicable, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Issuer, the Parent Guarantor or the Subsidiary Guarantor, as applicable, substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, England and Wales or Bermuda or any country which is, on the Issue Date, a member state of the European Union and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indenture on the part of such Issuer, the Parent Guarantor or the Subsidiary Guarantor, as applicable, to be performed or observed by it in accordance with the Indenture, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than an Issuer, the Parent Guarantor or the Subsidiary Guarantor, as applicable) formed by such consolidation or into which such Issuer, the Parent Guarantor or the Subsidiary Guarantor shall have been merged or by the Person which shall have acquired such Issuer’s, the Parent Guarantor’s or the Subsidiary Guarantor’s assets;

(2)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)
the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (as defined in the Indenture), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

In the event that an Issuer, the Parent Guarantor or the Subsidiary Guarantor consolidates with or merges into any other Person (in a transaction in which such Issuer, the Parent Guarantor or the Subsidiary Guarantor, as applicable, is not the surviving corporation) or conveys, transfers or leases its properties or assets substantially as an entirety to any Person, and such Person complies with the requirements described above, such Issuer, the Parent Guarantor or the Subsidiary Guarantor, as applicable, will be released and discharged from all of its obligations under the Indenture.
SEC Reports
The Indenture provides that any documents or reports that the Parent Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be provided to Trustee within 15 days after the same are filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Parent Guarantor with the SEC via the EDGAR system (or any successor thereto) will be deemed to be provided to the Trustee as of the time such documents are filed via EDGAR. The Trustee shall have no obligation whatsoever (in any of its capacities) to monitor or determine whether such filings have been made. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Events of Default
The Indenture defines an “Event of Default” with respect to the Notes as being:
(1)	failure to pay principal of or any premium on the Notes when due;
(2)	failure to pay any interest on the Notes for 30 days when due;
(3)
failure to perform any other covenant in the Indenture, including the failure to make the required offer to purchase Notes following a Change of Control Repurchase Event, if that failure continues for 60 days after we are given the notice required under the Indenture;

(4)
the Parent Guarantee or the Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as contemplated by the terms thereof), or the Parent Guarantor or the Subsidiary Guarantor, or any person acting on their respective behalf, shall deny or disaffirm in writing the Parent Guarantee or the Subsidiary Guarantee, respectively;

(5)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of an Issuer, the Parent Guarantor or the Subsidiary Guarantor (or the payment of which is guaranteed by an Issuer, the Parent Guarantor or the Subsidiary Guarantor), whether such indebtedness or guarantee now exists or is created after the Issue Date, if that default:

•
is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its scheduled maturity, and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided, however, that, if the default under the mortgage, indenture or instrument is cured by us, the Parent Guarantor or the Subsidiary Guarantor, as applicable, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then the Event of Default under the Indenture caused by such default will be deemed likewise to be cured or waived; or
(6)	bankruptcy, insolvency or reorganization of an Issuer, the Parent Guarantor or the Subsidiary Guarantor.
If an Event of Default, other than an Event of Default described in clause (6) above, shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (6) above shall occur, the principal amount of all the Notes will automatically become immediately due and payable.
After acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes, under certain circumstances, may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived.
Other than the duty to act with the required care during an event of default, the Trustee will not be obligated (in any of its capacities) to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the Trustee indemnity and/or security satisfactory to the Trustee against any cost, liability or expense (including reasonable attorneys’ fees and expenses) that may arise from the Trustee’s following such request or direction. Generally, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any holder) or that would involve the Trustee in personal liability or financial risk. The Trustee shall not be deemed to have knowledge of an Event of Default (and shall not be required to take any action related to an Event of Default) unless and until a Responsible Officer of the Trustee has received written notice or obtained actual knowledge of an Event of Default.
A holder will not have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
(1)	the holder has previously given to the Trustee written notice of a continuing Event of Default;
(2)	the holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request and have offered indemnity to the Trustee to institute the proceeding; and
(3)
the Trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding Notes within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on the Notes on or after the due date without following the procedures listed in (1) through (3) above.
We will furnish the Trustee annually with an Officer’s Certificate as to whether or not we are in default in the performance of the Indenture and, if so, specifying all known defaults and any actions being taken to cure such defaults.
Modification
We and the Trustee may make modifications and amendments to the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities affected by the modification or amendment. We may also make modifications and amendments to the Indenture for the benefit of the holders, without their consent, for certain purposes including, but not limited to:
•	providing for our successor to assume the covenants under the Indenture;
•	adding covenants or Events of Default or providing for guarantees;
•	making certain changes to facilitate the issuance of the Notes;
•	securing the Notes;
•	providing for a successor Trustee;
•	curing any ambiguities or inconsistencies or conforming any provision to this “Description of Notes”; and
•	other changes specified in the Indenture.
However, neither we nor the Trustee may make any modification or amendment without the consent of the holder of each outstanding Note affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of, or the timing of any payment of principal, premium or installment of interest with respect to, such Note;
•	reduce the principal, premium, if any, or interest on such Note;
•	reduce the principal of such Note payable on acceleration of maturity;
•	change the place of payment or the currency in which such Note is payable;
•	impair the right to sue for any payment after the stated maturity or redemption date; or
•	change the provisions of the Indenture that relate to modifying or amending the Indenture.
The Trustee may, but shall not be obligated to, enter into any such modification or amendment which affects the Trustee’s own rights, privileges or immunities under the Indenture.

Waivers Under the Indenture
Under the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes may on behalf of all holders:
•	waive our compliance with certain covenants of the Indenture; and
•
waive any past default under the Indenture, except (1) a default in the payment of the principal of, or any premium or interest on, the Notes, and (2) a default under any provision of the Indenture which itself cannot be modified without the consent of the holders of each affected Note.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the Notes and the Parent Guarantor and the Subsidiary Guarantor will be released from the Parent Guarantee and the Subsidiary Guarantee if we irrevocably deposit enough money with the Trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the Notes and any and all other sums due under the Indenture.
The Indenture contains a provision that permits us to elect either or both of the following:
•	to be discharged from all of our obligations, subject to limited exceptions, with respect to the Notes, the Parent Guarantee and the Subsidiary Guarantee then outstanding; and
•	to be released from our obligations under the following covenants and from the consequences of an Event of Default resulting from a breach of these and a number of other covenants:
(1)	the limitations on sale and lease-back transactions under the Indenture;
(2)	the limitations on liens under the Indenture; and
(3)	covenants as to payment of taxes and maintenance of properties.
To make either of the above elections, we must irrevocably deposit in trust with the Trustee enough money to pay in full the principal, interest and premium on the Notes to be defeased. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the action, as well as an Officer’s Certificate and an opinion of counsel, each stating that the conditions precedent relating to such defeasance, satisfaction or discharge, as the case may be, have been satisfied.
If any of the above events occurs, the holders of the Notes will not be entitled to the benefits of the Indenture, the Parent Guarantee or the Subsidiary Guarantee, except for registration of transfer and exchange of Notes, payment of all amounts due and payable and replacement of lost, stolen or mutilated Notes.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee or stockholder of the Parent Guarantor or any Subsidiary (other than the Parent Guarantor itself) will have any liability for any obligations under the Notes, the Parent Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.
Regarding the Trustee
Computershare Trust Company, National Association, not in its individual capacity but solely as trustee, is the Trustee, registrar and paying agent under the Indenture.

Computershare Trust Company, National Association has performed and will perform other services, including, but not limited to, the maintenance of banking relationships, for the Parent Guarantor and certain of its Subsidiaries in the normal course of its business.
Computershare Trust Company, National Association, in each of its capacities, including without limitation as Trustee, registrar, and paying agent, assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness, or accuracy of such information. Each of the Trustee, registrar, and paying agent will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in the Indenture.
Payment and Paying Agents
We will make payments on the Notes in U.S. dollars at the Corporate Trust Office of the Trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global Notes, by wire transfer. We will make interest payments to the person in whose name the Note is registered at the close of business on the record date for the interest payment.
We have designated the Trustee as our paying agent for payments on Notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will repay to us on our written request any funds they hold for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.
Exchange, Registration and Transfer
Notes will be exchangeable for other Notes with the same total principal amount and the same terms but in different authorized denominations in accordance with the Indenture. Holders may present registered Notes for registration of transfer at the designated corporate trust office of the security registrar or any transfer agent we designate. The security registrar or such transfer agent will effect the transfer or exchange upon receipt of an instrument of transfer or exchange, as the case may be, duly executed.
We will appoint the Trustee as security registrar for the Notes. We may at any time designate additional transfer agents for the Notes or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. No service charge will be made for any registration of transfer or exchange of those securities. We or the Trustee may, however, require the payment of any tax or other governmental charge payable for that registration.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any Note:
•	during a period beginning 15 Business Days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or
•	if we have called the Note for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
Certain Definitions
“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors) and (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of each series outstanding pursuant to the

Indenture, compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.
“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies, and the Notes are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control and (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies). Notwithstanding the foregoing, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Board of Directors” means the Board of Directors of the Parent Guarantor or any duly authorized committee empowered by such board or the executive committee thereof to act with respect to the Indenture.
“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York on which commercial banks (or in connection with any payment, the place of payment) are open for business in New York, New York. Any days referenced within this prospectus supplement that are not defined as Business Days shall be calendar days.
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than either of the Issuers or one of the Parent Guarantor’s other wholly owned Subsidiaries;

(2)
the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of the Parent Guarantor’s Voting Stock, measured by voting power rather than number of shares;

(3)	the Parent Guarantor ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer; or
(4)	the adoption by the holders of the Parent Guarantor’s Voting Stock of a plan providing for the Parent Guarantor’s liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Parent Guarantor becomes a direct or indirect wholly-owned subsidiary of another “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act) and (b) immediately following that transaction, either (i) a majority of the voting stock of such “person” or “group” is held by the direct or indirect holders of the Parent Guarantor’s voting stock immediately prior to such transaction or (ii) no “person” or “group” (other than a “person” or “group” satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such “person” or “group” measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Consolidated Total Assets” means, as at any date, the total assets of the Parent Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) that would be shown as total assets on a consolidated balance sheet of Parent Guarantor and its Subsidiaries after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.
“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, presently located at 1505 Energy Park Drive, Saint Paul, Minnesota 55108, or such other address as the Trustee may designate from time to time, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice).
“Funded Debt” means any debt for borrowed money that by its terms matures on, or that is extendable or renewable at the sole option of any obligor thereon to, a date that is more than one year from the date of creation.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
“Issue Date” means the earliest date on which any Notes are issued under the Indenture.
“Moody’s” means Moody’s Investors Services Inc. and its successors.
“Mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by an Issuer, the Parent Guarantor or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of an Issuer, the Parent Guarantor or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to such Issuer, the Parent Guarantor or any Restricted Subsidiary or any assets of such Issuer, the Parent Guarantor or any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of any kind.
“Principal Property” means the real property, fixtures, machinery and equipment relating to any facility that is real property, except for any facility that (1) has a net book value, on the date on which the determination as to whether a property is a principal property is being made, of less than 1% of Consolidated Total Assets or (2) in the opinion of the Board of Directors, is not of material importance to the business conducted by Parent, the Issuers and the Restricted Subsidiaries, taken as a whole.
“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
“Responsible Officer” means, when used with respect to the Trustee or paying agent, any officer within the corporate trust department of such Trustee or paying agent, as the case may be, including any vice president, assistant vice president, trust officer or any other officer of such Trustee or paying agent, as the case may be, who shall have direct responsibility for the administration of the Indenture or any other officer of such Trustee or paying agent, as the case may be, to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject matter.
“Restricted Subsidiary” means any Subsidiary that owns any Principal Property.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by an Issuer, the Parent Guarantor or any Restricted Subsidiary of any Principal Property that has been or is to be sold or transferred by such Issuer, the Parent Guarantor or such Restricted Subsidiary to such Person.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Debt” means any Funded Debt that is secured by a Mortgage upon any Principal Property of an Issuer, the Parent Guarantor or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired).
“Subsidiary” means a corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned, directly or indirectly, by the Parent Guarantor or by one or more other Subsidiaries, or by the Parent Guarantor and one or more other Subsidiaries, and the accounts of which are consolidated with those of the Parent Guarantor in its most recent consolidated financial statements in accordance with generally accepted accounting principles.
“Voting Stock” means, with respect to any Person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
DTC, Clearstream and Euroclear
The following description of the operations and procedures of DTC, Clearstream and Euroclear are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we, nor the Trustee (in any of its capacities), take any responsibility for these operations and procedures, for the performance of, or for any act or omission by DTC, and we urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us and the underwriters as follows:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
•
DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•
Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that, pursuant to procedures established by DTC:
•	upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and
•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Parent Guarantor, the Subsidiary Guarantor, the Trustee (in any of its capacities) nor any agent of ours, the Parent Guarantor, the Subsidiary Guarantor or the Trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions or inactions and practices of DTC or any of its participants or indirect participants.
We expect that, under DTC’s current practice, at the due date of any payment in respect of securities such as the Notes, DTC will credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee, the Parent Guarantor, the Subsidiary Guarantor or us. Neither we, the Parent Guarantor, the Subsidiary Guarantor nor the Trustee (in any of its capacities) will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and we, the Parent Guarantor, the Subsidiary Guarantor and the Trustee (in each of its capacities) may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross- market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Parent Guarantor, the Subsidiary Guarantor, the Trustee (in any of its capacities) or any of our or its respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Same-Day Settlement and Payment
We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the depositary. Any permitted secondary market trading activity in the Notes will be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will pay to us upon written request any money held by them for payments on the Notes that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.
Exchange of Global Notes for Certificated Notes
We will issue Certificated Notes upon surrender by DTC of the Global Notes if:
(1)
DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days;

(2)	there has occurred and is continuing an event of default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes; or
(3)	we determine not to have the Notes represented by a Global Note.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by the Indenture or applicable law.
Neither we, the Parent Guarantor, the Subsidiary Guarantor nor the Trustee (in each of its capacities) will be liable for any delay by DTC or its nominee in identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued).

BOOK-ENTRY SYSTEM
The Notes will be issued in the form of one or more global notes (“Global Notes”) which will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as described below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), which may change from time to time.

CERTAIN UNITED KINGDOM, LUXEMBOURG, BERMUDA AND U.S. FEDERAL
INCOME TAX CONSEQUENCES
The following discussion, subject to the limitations set forth below, describes certain material tax consequences in the United Kingdom, Luxembourg, Bermuda and the United States relating to your ownership and disposition of the notes. This discussion is based on laws, regulations, rulings and decisions now in effect in the United Kingdom, Luxembourg, Bermuda and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax consequences in the United Kingdom, Luxembourg, Bermuda or the United States, and this discussion does not describe all of the tax consequences that may be relevant to you or your situation, particularly if you are subject to special tax rules.
You should consult your tax advisors about the tax consequences of acquiring, holding and disposing of the notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.
Certain United Kingdom Tax Consequences
The comments below are of a general nature and are based on current United Kingdom law and the published practice of H.M. Revenue & Customs (“HMRC”), which may not be binding upon HMRC and are subject to change (possibly with retrospective effect), in each case as at the latest practicable date before the date of this prospectus supplement. They are not intended to be exhaustive. They describe only certain limited aspects of the United Kingdom taxation implications of acquiring, holding or disposing of the notes and do not deal with all the United Kingdom taxation implications of acquiring, holding or disposing of the notes. They relate only to the position of persons who are the absolute beneficial owners of their notes and may not apply to certain classes of persons such as dealers, persons connected with the Issuers (or connected with either Issuer), professional investors and persons who have acquired their notes by reason of their employment, to whom special rules apply. Prospective holders of the notes (“Noteholders”) who are in any doubt as to their tax position, or who may be subject to tax in a jurisdiction other than the United Kingdom, should consult their own professional advisers.
For the purposes of the comments below, a “Non-UK Noteholder” is a Noteholder: (i) who holds its notes as an investment, is the absolute beneficial owner of them, is not resident for tax purposes in the United Kingdom and to whom neither “split year” treatment nor the temporary non-residence regime applies, and (ii) whose notes are not used, held or acquired for the purpose of carrying on a trade (or profession or vocation) in the United Kingdom through a permanent establishment, branch or agency and are not otherwise attributable to such a permanent establishment, branch or agency.
Effect of Co-Issuance and Source of Interest
Although the notes are co-issued by the U.S. Co-Issuer and the UK Co-Issuer and, therefore, each Issuer is liable for repayment of the notes in their entirety, each Issuer intends to repay the interest and principal associated with the portion it will borrow. Notwithstanding that intention, there is a risk that any payments of interest on the notes (whether paid by the U.S. Co-Issuer or the UK Co-Issuer) may be treated as having a United Kingdom source for United Kingdom withholding tax purposes. Therefore, the below comments may be relevant regardless of whether the U.S Co-Issuer or the UK Co-Issuer makes, or intends to make, the relevant payment.
Payments of Interest on the Notes
  Withholding Tax
Interest on the notes may be paid without withholding or deduction for or on account of United Kingdom income tax provided that the notes are and continue to be “quoted Eurobonds” within the meaning of section 987 of the Income Tax Act 2007 (“ITA 2007”). The notes will constitute “quoted Eurobonds” while they are listed on a recognised stock exchange within the meaning of section 1005 ITA 2007. The International Stock Exchange is a recognised stock exchange for these purposes. Securities will be treated as listed on The International Stock Exchange if they are included in the Official List of the International Stock Exchange and are admitted to trading on The International Stock Exchange.
Interest on the notes may also be paid without withholding or deduction for or on account of United Kingdom income tax where at the time the payment is made, the Issuers reasonably believe that the beneficial owner of the interest is within the charge to United Kingdom corporation tax as regards the payment of that interest, provided HMRC has not given a direction that the interest should be paid under deduction of tax.
In other cases, absent any other relief or exemption (such as a direction by HMRC that interest may be paid without withholding or deduction for or on account of tax to a specified Noteholder following an application by that Noteholders under an applicable double tax treaty), interest on the notes will generally be paid by the UK Co-Issuer (and may be required to be paid by the U.S. Co-Issuer) after deduction of United Kingdom income tax at the basic rate (currently 20 percent). Noteholders who are not resident in the United Kingdom may be able to recover all or part of such tax so deducted under an applicable double tax treaty.
Where notes are issued with a redemption premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest and, if so, may be subject to United Kingdom withholding tax as outlined in the preceding paragraphs.
Where notes are issued at an issue price of less than 100 percent of their principal amount, any payments in respect of the accrued discount element on any such notes will not be made subject to any withholding or deduction for or on account of United Kingdom income tax as long as they do not constitute payments in respect of interest.
Direct Tax
Interest on the notes that constitutes United Kingdom source income for United Kingdom tax purposes may be subject to United Kingdom income tax by direct assessment even when paid without deduction or withholding for or on account of United Kingdom income tax.
However, Non-UK Noteholders will not be directly assessed to United Kingdom income tax in respect of interest received by them in respect of the notes.
Payments by Guarantors
The United Kingdom withholding tax treatment of payments made by the Guarantors under the terms of the guarantees in respect of interest on the notes (or other amounts due under the notes) is uncertain. In particular, such payments by the Parent Guarantor or the Subsidiary Guarantor may not be eligible for the exemption in respect of securities listed on a recognised stock exchange described above in relation to payments of interest by the Issuers. Accordingly, if a Guarantor makes any such payments, these may be subject to United Kingdom withholding tax at the basic rate (currently 20 percent).
Disposals of the Notes
Non-UK Noteholders
Subject to the below section (United Kingdom Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)), Non-UK Noteholders should not be directly assessed to United Kingdom tax on the disposal of the notes.
UK Corporate Noteholders
Noteholders which are within the charge to United Kingdom corporation tax in respect of the notes will be charged to tax as income (or, in certain circumstances, may obtain relief) on all returns, profits or gains or losses on, and fluctuations in value of, the notes (whether attributable to currency fluctuations or otherwise) broadly in accordance with their statutory accounting treatment.
UK Individual Noteholders
A disposal of notes by an individual Noteholder who is resident in the United Kingdom or who carries on a trade (or profession or vocation) in the United Kingdom through a branch or agency to which the notes are attributable, may give rise to a chargeable gain or allowable loss for the purposes of the United Kingdom taxation of chargeable gains, unless the notes constitute “qualifying corporate bonds”. The notes will not be qualifying corporate bonds for such individual Noteholders due to them not being expressed in sterling by virtue of being denominated in U.S. $. There are rules to prevent any particular gain (or loss) from being charged (or relieved) at the same time under these provisions and also under the provisions of the “accrued income scheme” described below.

Notwithstanding the above paragraph, if the notes constitute “deeply discounted securities” for the purposes of Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 (“ITTOIA 2005”), individual Noteholders who are within the scope of United Kingdom income tax will be liable to United Kingdom income tax on any gain made on the sale or other disposal (including redemption) of the notes but such Noteholder will not be able to claim relief from income tax in respect of costs incurred on the acquisition, transfer or redemption, or losses incurred on the transfer or redemption, of the notes. The notes will not be deeply discounted securities provided that they are not issued with any discount to the principal amount.
On a disposal of notes by an individual Noteholder, any interest which has accrued since the last interest payment date may be chargeable to tax as income under the rules of the “accrued income scheme” as set out in Part 12 of the Income Tax Act 2007 if that Noteholder is resident in the United Kingdom for United Kingdom tax purposes or carries on a trade in the United Kingdom through a branch or agency for the purpose of which the notes are used, held or acquired or to which the notes are otherwise attributable.
United Kingdom Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
No United Kingdom stamp duty or SDRT will be payable by a Noteholder on the creation or issue of the notes.
No United Kingdom stamp duty or SDRT will arise on a transfer of, or an agreement to transfer, the notes provided the notes do not carry a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the notes.
Certain Luxembourg Tax Consequences
The following overview is of a general nature and is included herein solely for information purposes. It is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.
Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu) generally. Corporate taxpayers may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income taxes, municipal business tax, as well as the solidarity surcharge and net wealth tax invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.
Withholding tax
Non-resident holders of notes
Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-resident holders of notes.
Resident holders of notes
Under Luxembourg general tax laws currently in force and subject to the 2005 Law, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of notes held by Luxembourg resident holders of notes.

Under the 2005 Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to an individual beneficial owner who is a resident of Luxembourg will be subject to a withholding tax of 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payment of interest under the notes coming within the scope of the 2005 Law will be subject to a withholding tax at a rate of 20%.
Tax residency
A holder of notes will not become resident, nor be deemed to be resident, in Luxembourg solely by virtue of holding and/or disposing of notes or the execution, performance, delivery and/or enforcement of his/her rights thereunder.
Income taxation
Non-resident holders of notes
Non-resident holders of notes, not having a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg to which the notes or income therefrom are attributable, are not subject to Luxembourg income taxes on income accrued or received under the notes nor on capital gains realized on the disposal or redemption of the notes.
Non-resident corporate holders of notes or individual holders of notes acting in the course of the management of a professional or business undertaking, who have a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg to which the notes or income therefrom are attributable, are subject to Luxembourg income tax on interest accrued or received under the notes and on any gains realized upon the sale or disposal of the notes.
Resident holders of notes
(a) Luxembourg resident corporate holders of notes
A Luxembourg resident corporate holder of notes must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realized on the sale or disposal, in any form whatsoever, of the notes, in its taxable income for Luxembourg income tax assessment purposes.
A Luxembourg resident corporate holder of notes that is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investment, as amended, or by the law of February 13, 2007 on specialized investment funds, as amended, or by the law of July 23, 2016 on reserved alternative investment funds, as amended, and which does not fall under the special tax regime set out in article 48 thereof, is subject to Luxembourg income tax neither in respect of interest accrued or received, any redemption premium or issue discount, nor on gains realized on the sale or disposal, in any form whatsoever, of the notes.
(b) Luxembourg resident individual holders of notes
A Luxembourg resident individual holder of notes, acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax at progressive rates in respect of interest received, redemption premiums or issue discounts under the notes, except if (i) withholding tax has been levied on such payments in accordance with the 2005 Law or (ii) the individual holder of the notes has opted for the application of a 20% tax in full discharge of income tax in accordance with the 2005 Law, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg) or in a Member State of the European Economic Area (other than a EU Member State). A gain realized by a Luxembourg resident individual holder of notes, acting in the course of the management of his/her private wealth, upon the sale or disposal, in any form whatsoever, of notes is not subject to Luxembourg income tax, provided the sale or disposal took place more than 6 months after the notes were acquired. However, any portion of such gain corresponding to accrued but unpaid interest income is subject to Luxembourg income tax, except if tax has been levied on such interest in accordance with the 2005 Law.
An individual holder of notes acting in the course of the management of a professional or business undertaking must include this interest in his/her taxable basis. If applicable, the tax levied in accordance with the 2005 Law will be credited against his/her final tax liability.

Net wealth tax
An individual holder of the notes, as well as a non-resident holder of the notes not having a permanent establishment or a permanent representative in Luxembourg, is not subject to net wealth tax in Luxembourg, regardless of his/her residency. Luxembourg resident corporate holders of the notes or non-resident corporate holders of the notes having a permanent establishment or a permanent representative in Luxembourg to which the notes are attributable, are subject to an annual Luxembourg net wealth tax on such notes except if the holder of the notes is (i) an undertaking for collective investment subject to the amended law of December 17, 2010 related to undertakings for collective investments, as amended, (ii) a specialized investment fund subject to the law of February 13, 2007 related to specialized investment funds, as amended, (iii) a securitization company subject to the law of March 22, 2004 on securitization, as amended, (iv) a company subject to the law of June 15, 2004 on venture capital vehicles, as amended, (v) a family wealth management company subject to the law of May 11, 2007 related to family wealth management companies, as amended or (vi) a reserved alternative investment fund subject to the law of July 23, 2016, as amended. However, (i) a securitization company subject to the law of March 22, 2004 on securitization, as amended, (ii) a company subject to the law of June 15, 2004 on venture capital vehicles, as amended, and (iii) a reserved alternative investment fund subject to the law of July 23, 2016, as amended, and which falls under the special tax regime set out under article 48 thereof may, under certain conditions, be subject to the minimum net wealth tax in Luxembourg.
Other taxes
No Luxembourg registration tax, stamp duty or any other similar tax or duty will be payable in Luxembourg by the holders of the notes as a consequence of the issuance of the notes, nor will any of these taxes be payable as a consequence of a subsequent transfer, redemption or repurchase of the notes.
However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case where the notes are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the notes on a voluntary basis.
Where a holder of notes is a resident of Luxembourg for tax purposes at the time of his/her death, the notes are included in his/her taxable estate for inheritance tax assessment purposes.
Gift tax may be due on a gift or donation of notes if embodied in a Luxembourg deed passed in front of a Luxembourg notary or recorded in Luxembourg.
Value Added Tax
There is no Luxembourg value added tax payable in respect of payments in consideration for the issuance of the notes or in respect of the payment of interest or principal under the notes or the transfer of the notes. Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to the Issuers, if for Luxembourg value added tax purposes such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg value added tax does not apply with respect to such services.
Certain Bermuda Tax Consequences
Currently, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (the “EUTP Act”) that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.
The assurance granted by the EUTP Act has been made subject to the application of any taxes pursuant to the CIT Act, as described further below.
In the 2023 Budget, the Bermuda government announced the formation of an International Tax Working Group consisting of specialists in international tax matters and representatives of various bodies whose members may be directly impacted by such to examine how Bermuda can appropriately implement the Global Minimum Tax initiative. The Working Group reported its findings and provided recommendations to the Bermuda Government in July 2023. The Bermuda Government subsequently issued three public consultation papers as part of its considerations on the introduction of a corporate income tax in Bermuda, on August 8, 2023, October 5, 2023 and November 10, 2023. On December 15, 2023, the Bermuda House of Assembly passed the Corporate Income Tax Act, 2023 (the “CIT Act”) which was also passed by the Senate on December 18, 2023 and became fully operative with respect to the imposition of corporate income tax on January 1, 2025.
Under the CIT Act, Bermuda corporate income tax is chargeable in respect of fiscal years beginning on or after January 1, 2025 and applies only to Bermuda entities that are part of Multinational Enterprise (“MNE”) groups with EUR 750 million or more in annual revenues in at least two of the four fiscal years immediately preceding the fiscal year in question (“Bermuda Constituent Entity Group”). Where corporate income tax is chargeable to a Bermuda Constituent Entity Group, the amount of corporate income tax chargeable for a fiscal year shall be (1) 15% of the net taxable income of the Bermuda Constituent Entity Group less (2) tax credits applicable to the Bermuda Constituent Entity Group under Part 4 of the CIT Act, or as prescribed. Bermuda’s corporate income tax regime will also include certain tax credits which will address multiple aspects of the broader tax system, which the Corporate Income Tax Agency of Bermuda has noted will be developed over time. Bermuda will continue to monitor further developments around the world as other jurisdictions address the OECD’s standards.
Material U.S. Federal Income Tax Consequences
The following discussion, subject to the limitations and conditions set forth herein, describes the material U.S. federal income tax consequences of owning and disposing of notes. The discussion is only applicable to holders that hold notes as “capital assets” (generally, for investment purposes) and who acquire the notes pursuant to this offering at their “issue price” (generally, the first price at which a substantial amount of the notes is sold for cash to investors, excluding bond houses, brokers and similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion also assumes that the notes will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to a holder of notes subject to special treatment under U.S. federal income tax law (including, but not limited to, persons subject to any alternative minimum tax, banks or other financial institutions, tax-exempt organizations, governmental organizations, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect to mark their investments to market, partnerships or other pass-through entities or arrangements, U.S. Holders (defined below) who have a functional currency other than the U.S. dollar, U.S. expatriates, or holders that hold notes as part of a hedge, constructive sale, straddle, conversion or integrated transaction).
As used herein, the term “U.S. Holder” means a beneficial owner of notes that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (X) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code (as defined below) or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. As used herein, the term “Non-U.S. Holder” means a beneficial owner of notes that is neither a U.S. Holder nor a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes).
If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding notes is urged to consult its tax advisors regarding the consequences of the ownership or disposition of notes.
In addition, the following discussion does not address state, local, or non-U.S. tax consequences of the ownership or disposition of notes. This discussion also does not address any U.S. federal tax consequences other than U.S. federal income tax consequences, such as the estate and gift tax, or any alternative minimum tax consequences. The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings and other pronouncements of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified (with possible retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.
YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF NOTES IN LIGHT OF YOUR PARTICULAR SITUATION, AS WELL AS ANY CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY OTHER TAXING JURISDICTION.
Effect of Co-Issuance and Source of Interest
Although the notes are co-issued by the U.S. Co-Issuer and the UK Co-Issuer and, therefore, each Issuer is liable for repayment of the notes in their entirety, each Issuer intends to repay the interest and principal associated with the portion it will borrow. Under current U.S. federal income tax law, if a debt obligation has both U.S. and non-U.S. co-issuers, there is some uncertainty as to the determination of the source of an interest payment on such debt obligation. Although the matter is not free from doubt, we intend to take the position that the source of an interest payment on a note will be made by reference to the residence of the issuer that makes the payment. Accordingly, subject to the following paragraph, we intend to treat any interest paid by the U.S. Co-Issuer as U.S.-source income for U.S. federal income tax purposes and any interest paid by the UK Co-Issuer as foreign-source income for U.S. federal income tax purposes. The remainder of this discussion assumes such treatment. There can be no assurance, however, that the IRS will not challenge this treatment, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the treatment of the notes or the sourcing of the interest payments on the notes. If the interest payments on the notes were sourced in a different manner, the U.S. federal income tax consequences (including with respect to foreign tax credits) to a holder would be different than those described below. You should consult your own tax advisors as to the sourcing of interest payments on the notes. A holder of the notes may obtain information regarding the portion of any interest paid by the U.S. Co-Issuer and the portion of any interest paid by the UK Co-Issuer by submitting a written request via email to investor.relations@genpact.com with the subject line “Source of Interest.”
Notwithstanding the foregoing, the clearing systems require us to designate only one issuer for U.S. federal withholding tax purposes, and we intend to designate the U.S. Co-Issuer as the issuer of the notes for this purpose. As such, an applicable withholding agent likely will treat all interest payments on the notes as U.S.-source income for U.S. federal withholding tax purposes.
Potential Contingent Payment Debt Treatment
Certain debt instruments that provide for one or more contingent payments are subject to U.S. Treasury regulations governing contingent payment debt instruments. A payment is not treated as a contingent payment under these regulations if, as of the issue date of the debt instrument, the likelihood that such payment will be made is remote, the payment is incidental or if it is significantly more likely than not that the payment will not be made and there will be one single payment schedule for the debt instrument (and certain other conditions are met). In certain circumstances (see, e.g., “Description of Notes—Optional Redemption”, “Description of Notes— Repurchase at the Option of Holders on Certain Changes of Control” and “Description of Notes—Withholding Taxes”), we may become obligated to make payments on the notes in excess of stated principal and interest. We intend to take the position that these contingencies should not cause the notes to be subject to the rules governing contingent payment debt instruments. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, you might be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat as ordinary income rather than capital gain any income that you realize on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
U.S. Holders
Payments of Interest
Interest (including Additional Amounts, if any) paid on a note will be included in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

If withholding taxes are imposed in the United Kingdom or in another non-U.S. jurisdiction, U.S. Holders will be treated as having actually received an amount equal to the amount of such taxes and as having paid such amount to the relevant taxing authority. As a result, the amount of income included in gross income by a U.S. Holder may be greater than the amount of cash actually received by the U.S. Holder. Subject to certain limitations, a U.S. Holder generally will be entitled to a credit against its U.S. federal income tax liability for income taxes withheld, if any, with respect to payments of interest by the UK Co-Issuer and remitted to the applicable tax authority. Alternatively, a U.S. Holder may elect to claim a deduction for such income taxes paid to the applicable tax authority in computing its U.S. federal taxable income; provided that the election shall apply to all otherwise creditable foreign income taxes paid or accrued by the U.S. Holder for the taxable year. U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of the imposition of such taxes.
Interest (and Additional Amounts, if any) paid by the UK Co-Issuer generally will constitute foreign-source income to U.S. Holders for U.S. foreign tax credit purposes. For purposes of the foreign tax credit limitation, foreign-source income is classified in different “baskets,” and the credit for foreign taxes paid or accrued with respect to foreign-source income in any basket is limited to U.S. federal income tax allocable to that income. Interest on the notes generally will be in the “passive category income” basket for most U.S. Holders.
The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involve the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should, therefore, consult their own tax advisors regarding the application of the U.S. foreign tax credit rules.
Sale, Redemption, Retirement and Other Taxable Disposition of the Notes
A U.S. Holder will generally recognize gain or loss on the sale, redemption, retirement or other taxable disposition of a note in an amount equal to the difference between (i) the amount of cash and the fair market value of property received by the U.S. Holder on such disposition (other than any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income), and (ii) the U.S. Holder’s adjusted tax basis in the note at the time of such disposition. A U.S. Holder’s adjusted tax basis in a note will generally equal the acquisition cost of such note to the U.S. Holder. Gain or loss with respect to a taxable disposition of a note generally will be capital gain or loss. Capital gains of certain non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for over one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Gain or loss recognized by a U.S. Holder on the sale, redemption, retirement or other taxable disposition of a note will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Accordingly, if a non-U.S. jurisdiction imposes a withholding tax on the sale, redemption, retirement or other taxable disposition of a note, a U.S. Holder may not be able to fully utilize its U.S. foreign tax credits in respect of such withholding tax unless such U.S. Holder has other foreign-source income in the appropriate basket. Further, U.S. Treasury regulations have imposed additional requirements that must be met for a foreign tax to be creditable, and any non-U.S. withholding tax imposed on the sale, redemption, retirement or other taxable disposition of a note (other than with respect to accrued interest) would generally not be creditable under the U.S. Treasury regulations unless a U.S. Holder elects to apply the benefits of an applicable income tax treaty. However, IRS Notice 2023-55 and IRS Notice 2023-80 together provide temporary relief from certain of these requirements until the date when a notice or other guidance withdrawing or modifying this temporary relief is issued (or any later date specified in such notice or other guidance), provided IRS Notice 2023-55 and IRS Notice 2023-80 are applied consistently to all foreign taxes paid during the relevant taxable year. U.S. Holders should consult their own tax advisors as to the U.S. federal income tax and foreign tax credit implications of the sale, redemption, retirement or other disposition of a note.
Additional Tax on Net Investment Income
The “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) of certain U.S. Holders that are individuals, trusts or estates and that have modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) above a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances) is subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax. A U.S. Holder’s “net investment income”

generally includes, among other things, interest income on and capital gain from the disposition of securities like the notes, subject to certain exceptions. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your investment in the notes.
Information With Respect to Foreign Financial Assets
Certain U.S. Holders that are individuals (and certain entities) that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds are generally required to file an information report with respect to such assets with their tax returns, subject to certain exceptions. The notes may constitute specified foreign financial assets subject to these reporting requirements (unless the notes are held in an account at certain financial institutions). U.S. Holders are urged to consult their tax advisors regarding the application of these rules to their ownership of the notes.
Non-U.S. Holders
Payments of Interest
As discussed above under “—Effect of Co-Issuance and Source of Interest”, an applicable withholding agent likely will treat all interest payments on the notes as U.S.-source income for U.S. federal withholding tax purposes.
Subject to the discussions of backup withholding and FATCA below, to the extent that payments of interest on the notes are treated as U.S.-source for U.S. federal withholding tax purposes, any payments of interest to a Non-U.S. Holder will generally not be subject to U.S. withholding tax, provided that:
•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the U.S. Co-Issuer’s stock entitled to vote;
•	the Non-U.S. Holder is not a controlled foreign corporation related to the U.S. Co-Issuer through actual or constructive stock ownership;
•	such interest payments are not effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business; and
•
the Non-U.S. Holder (i) provides to the applicable withholding agent its name, address and certain other information on IRS Form W-8BEN or W-8BEN-E, as applicable, and certifies under penalties of perjury that it is not a “United States person” within the meaning of the Code or (ii) holds its notes through certain foreign intermediaries and certain other certification requirements are satisfied.

If a Non-U.S. Holder cannot satisfy the foregoing requirements, payments of such interest made to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from or reduction of the withholding tax under an income tax treaty, or (ii) IRS Form W-8ECI, stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business and is includable in such holder’s gross income for the taxable year (as discussed below under “—United States Trade or Business”).
Sale, Redemption, Retirement and Other Taxable Disposition of the Notes
Subject to the discussions of backup withholding and FATCA below, gain realized by a Non-U.S. Holder on its disposition of the notes will generally not be subject to U.S. federal income tax, unless (1) the gain is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business (in which case such gain will be taxed as described below under “—United States Trade or Business”) or (2) the Non-U.S. Holder is an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.
United States Trade or Business
If interest or gain from a disposition of the notes offered hereby is effectively connected with a Non-U.S. Holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the Non-U.S. Holder maintains a U.S. permanent establishment or fixed base to which the interest or gain is attributable), the

Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If interest received with respect to the notes is taxable on a net basis, the 30% U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an income tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
Backup Withholding and Information Reporting
In general, payments to a U.S. Holder of principal and interest, and payments of the proceeds of a sale, exchange or other disposition of notes, will be subject to information reporting and backup withholding unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding (but not information reporting), the U.S. Holder provides an accurate taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred, and the payor is not notified by the IRS or by a broker that the U.S. Holder has underreported interest or dividend income.
In general, U.S.-source payments to a Non-U.S. Holder in respect of the notes offered hereby, and the amount of tax withheld, if any, with respect to such payments, will be reported annually to the IRS. Copies of these information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. U.S. Treasury regulations provide that backup withholding and certain information reporting will not apply to payments of interest with respect to which either (i) the requisite certification that a Non-U.S. Holder is not a “United States person” (as described above under “—Non-U.S. Holders—Payments of Interest”) has been received or (ii) an exemption otherwise has been established, in each case provided that the applicable withholding agent does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange or other disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless (i) the certification described above has been received or (ii) an exemption otherwise has been established, in each case provided that the applicable withholding agent does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided the required information is timely provided to the IRS.
FATCA Withholding
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of U.S.-source interest on a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. As discussed above under “—Effect of Co-Issuance and Source of Interest”, an applicable withholding agent likely will treat all interest payments on the notes as U.S.-source income for U.S. federal withholding tax purposes.

While withholding under FATCA also would have applied after December 31, 2018 to payments of gross proceeds from the sale or other disposition of a note generating U.S.-source interest, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. Holders should consult their tax advisors regarding the potential application of withholding under FATCA to their ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes, including any interest therein, by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each as described in clauses (i), (ii), and (iii) referred to herein, a “Plan”).
General fiduciary matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that any of the Issuers, the underwriters, or their respective affiliates (the “Transaction Parties”) will act in a fiduciary capacity with respect to any Covered Plan in connection with its investment in a note, or any interest therein, offered pursuant to this prospectus supplement.
In considering an investment in the notes, or any interest therein, with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in the notes, or any interest therein, satisfies these requirements.
Prohibited transaction issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of Section 3(14) of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
For example, the acquisition and/or holding of the notes, or any interest therein, by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may apply to the acquisition and holding of the notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 covering transactions determined by independent qualified professional asset managers, PTCE 90-1 covering insurance company pooled separate accounts, PTCE 91-38 covering bank collective investment funds, PTCE 95-60 covering insurance company general accounts and PTCE 96-23 covering transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person with respect to the Covered Plan solely by reason of providing services to the Covered Plan or having a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all possible prohibited transactions that may arise in connection with the acquisition and holding of the notes, or any interest therein, or that all of the conditions of any such exemption will be satisfied.
Plans that are “governmental plans” (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), certain “church plans” (as defined in Section 3(33) of ERISA and Section 414(e) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable Similar Laws.
Because of the foregoing, the notes, or any interest therein, should not be purchased or held by any person investing plan assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.
Representation
By acceptance of a note, or any interest therein, each purchaser and subsequent transferee of the note, or any interest therein, will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to invest in the note, or any interest therein, constitutes plan assets of any Plan or (ii) the investment in the note, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes, or any interest therein.
The sale of notes, or any interest therein, to a Plan is in no respect a representation or recommendation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.
Purchasers of the notes, or any interest therein, have the exclusive responsibility for ensuring, to the extent applicable, that their purchase and holding of the notes, or any interest therein, complies with the relevant legal requirements, including the fiduciary responsibility rules of ERISA and any applicable Similar Laws, and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

UNDERWRITING
Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering and as representatives for the underwriters named below. Under the terms and subject to the conditions contained in the underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell to the underwriters, and each underwriter has severally, and not jointly, agreed to purchase, the aggregate principal amount of the notes set forth opposite their names in the following table:

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$105,000,000
J.P. Morgan Securities LLC	105,000,000
Wells Fargo Securities, LLC	105,000,000
BofA Securities, Inc.	11,667,000
Goldman Sachs & Co. LLC	11,667,000
TD Securities (USA) LLC	11,666,000
Total	$350,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if any of the notes are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the notes at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to certain other broker-dealers at those prices less a selling concession of 0.250% of the principal amount per note. The underwriters and such broker-dealers may allow a discount of 0.150% of the principal amount per note on sales to other broker-dealers. After the initial public offering, the representatives may change the public offering price and concession and discount to broker-dealers.
We have agreed that, for a period beginning on the date of this prospectus supplement and ending at the closing of the offering, we will not, without the prior written consent of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Parent Guarantor. Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by Genpact
Per note	0.400%

We estimate that our total expenses for the offering, excluding the underwriting discount, will be approximately $1.7 million.
The notes are new issues of securities with no established trading market. We intend to apply to list the notes on TISE. The listing application will be subject to approval by the TISE. If such a listing is obtained, we have no obligation to monitor such listing, and we may delist the notes at any time. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. The underwriters have advised us that they intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice and in their sole discretion. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.
We have agreed to indemnify the several underwriters against liabilities under the Securities Act or contribute to payments which the underwriters may be required to make in that respect.

Conflicts of Interest
As described in “Use of Proceeds,” the net proceeds of this offering may be used to repay or redeem the 2026 Notes at or prior to their maturity on April 10, 2026. Certain of the underwriters or their affiliates may hold 2026 Notes. To the extent that the underwriters or their affiliates own any of the 2026 Notes, they may receive a portion of the net proceeds of this offering.
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
CeCelia G. Morken, who serves as member of Genpact's Board of Directors, serves as a member of Wells Fargo & Company's Board of Directors.
Stabilization Transactions and Short Sales
In connection with the offering, the underwriters (or persons acting on their behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur.
Any such stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than 30 calendar days after the date on which the Issuers received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the notes, whichever is the earlier. Any stabilization action or over-allotment must be conducted by the relevant underwriter (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the relevant underwriter (or persons acting on their behalf) and on the New York Stock Exchange.
These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase from us in the offering.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time and stabilizing transactions must be brought to an end after a limited period as set up above. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.
Settlement
We expect to deliver the notes on or about November 18, 2025, which will be the third business day after the date of this prospectus supplement (such settlement cycle being herein referred to as “T+3”). Pursuant to

Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Investors who wish to trade the notes during such period should consult their own advisors.
Selling Restrictions
European Economic Area
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of notes shall require the Issuers or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.
Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.
The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Issuers that it and any person on whose behalf it acquires notes is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation, and not a “retail investor” (as defined above).
Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Issuers nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.
United Kingdom
This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom (“UK”) will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of notes shall require the Issuers or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.
Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.
The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client , as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Each person in the UK who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Issuers that it and any person on whose behalf it acquires notes is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation, and not a “retail investor” (as defined above).
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels. Neither the Issuers nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1919, as amended) (the “FIEL”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.
Singapore
This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person (as defined under Section 275(2) of the SFA), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuers have determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then “securities” (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferrable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor under Section 274 of the SFA or to a relevant person, , or (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law.

Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC pursuant to relevant securities laws and regulations and may not be sold, issued or offered within the ROC through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of the ROC or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC. No person or entity in the ROC has been authorized to offer or sell the notes in the ROC.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

ENGLISH LAW CONSIDERATIONS
Enforcement of Civil Liability Judgments under English Law
Genpact UK Finco plc is a public limited company incorporated under the laws of England and Wales. A majority of Genpact UK Finco plc’s directors and officers and some of the experts named in this document reside outside of the U.S. and a majority of Genpact UK Finco plc’s assets are located outside of the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon Genpact UK Finco plc or these persons or to enforce against Genpact UK Finco plc or them, in either of the U.S. or the U.K., judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws.
The following discussion with respect to the enforceability of certain U.S. court judgments in England and Wales assumes a judgment is rendered in a U.S. court and is based upon advice provided to Genpact UK Finco plc by its English solicitors, Slaughter and May. The U.S. and the U.K. do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (although the U.S. and the U.K. are both parties to the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards). Any judgment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in England and Wales. In order to enforce any such judgment in England and Wales, proceedings must be initiated by way of fresh legal proceedings in respect of the judgment debt before a court of competent jurisdiction in England and Wales. In this type of action, an English court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court and will treat the judgment as conclusive. The matters which would cause an English court not to enforce a judgment debt created by a U.S. judgment are that:
•	the relevant U.S. court did not have jurisdiction under English rules of private international law to give the judgment;
•
the judgment was not final and conclusive on the merits. A foreign judgment which could be abrogated or varied by the court which pronounced it is not a final judgment. However, a judgment will be treated as final and conclusive even though it is subject to an appeal or if an appeal is actually pending, although in such a case a stay of execution in England and Wales may be ordered pending such an appeal. The foreign judgment will be treated as non-final and thus non-enforceable in England and Wales if execution in the foreign jurisdiction is stayed pending appeal. If the judgment is given by a court of a law district forming part of a larger federal system such as in the U.S., the finality and conclusiveness of the judgment in the law district where it was given alone are relevant in England and Wales. Its finality and conclusiveness in other parts of the federal system are irrelevant;

•
the judgment is not for a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that an English court considers to be a penal, revenue or other public law;

•	the enforcement of such judgment would contravene public policy in England and Wales;
•
the enforcement of the judgment is prohibited by statute (for example, section 5 of the U.K. Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practices. A judgment for multiple damages is defined as a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the judgment creditor);

•	the English proceedings were not commenced within the relevant limitation period;
•
before the date on which the U.S. court gave judgment, a judgment has been given in proceedings between the same parties or their privies in a court in the U.K. or in an overseas court which the English court will recognize;

•
the judgment has been obtained by fraud (on either the part of the party in whose favor judgment was given or on the part of the court pronouncing the judgment) or in proceedings in which the principles of natural justice were breached;

•
the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in the U.S. courts (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise); or

•	an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. The judgment creditor is able to utilize any method or methods of enforcement available to him/her at the time. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.
Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an English court. It is, however, uncertain whether an English court would impose liability on us or such persons in an action predicated upon the U.S. federal or state securities law brought in England and Wales.

BERMUDA LAW CONSIDERATIONS
Enforcement of Civil Liability Judgments under Bermuda Law
The Company is an exempted company organized under the laws of Bermuda.
We have been advised by our legal advisers in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on United States federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries other than the United States.
Certain Other Bermuda Law Considerations
As a Bermuda company, we need to comply with the provisions of the Companies Act 1981 regulating the payment of dividends and making of distributions from contributed surplus. A Bermuda company is prohibited from declaring or paying a dividend, or making a distribution out of contributed surplus, if there are reasonable grounds for believing that:
•	the company is, or would after the payment be, unable to pay its liabilities as they become due; or
•	the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.
We are classified as a non-resident of Bermuda for exchange control purposes by the Bermuda Monetary Authority. Pursuant to our non-resident status, we may hold any currency other than Bermuda dollars and convert that currency into any other currency, other than Bermuda dollars, without restriction.
Under Bermuda law, exempted companies are companies formed for the purpose of conducting business outside Bermuda from a principal place in Bermuda. As a result, they are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians. As an exempted company, we may not, without the express authorization of the Bermuda legislature or under a license granted by the Minister of Finance, participate in various specified business transactions, including:
•
the acquisition or holding of land in Bermuda, except land held by way of lease or tenancy agreement which is required for our business and held for a term not exceeding 50 years, or which is used to provide accommodation or recreational facilities for our officers and employees and held with the consent of the Bermuda Minister of Finance, for a term not exceeding 21 years;

•	the taking of mortgages on land in Bermuda in excess of $50,000;
•	the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities; or
•	subject to some exceptions, the carrying on of business of any kind in Bermuda for which we are not licensed in Bermuda.
Under Bermuda law, non-Bermudians, other than spouses of Bermudians and holders of permanent resident’s certificates, may not engage in any gainful occupation in Bermuda without a work permit. It is possible that we could lose the services of one or more of these people if we are unable to obtain or renew the required work permits. In addition, exempted companies, such as the Company, must comply with Bermuda resident representation provisions under the Companies Act which require that a minimum number of offices must be filled by persons who are ordinarily resident in Bermuda. We do not believe that such compliance will result in any material expense to us.

LUXEMBOURG LAW CONSIDERATIONS
Enforcement of Civil Liability Judgments under Luxembourg Law
The Subsidiary Guarantor has been advised by Allen Overy Shearman Sterling SCS, société en commandite simple (inscrite au barreau de Luxembourg), its Luxembourg counsel, that, although there is no treaty between Luxembourg and the United States regarding the reciprocal enforcement of judgments, a valid final and conclusive judgment against the Subsidiary Guarantor with respect to the notes obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, may be recognized and enforced through a court of competent jurisdiction of Luxembourg subject to compliance with the enforcement procedures set out in Articles 678 et seq. of the Luxembourg Nouveau code de procédure civile being, together with applicable Luxembourg case law:
•	the foreign judgment must be enforceable in the country of origin;
•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules;
•	the foreign proceedings must have been regular in light of the laws of the country of origin;
•	the rights of defense must not have been violated;
•	the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules;
•	the considerations of the foreign judgment as well as the judgment as such must not contravene Luxembourg international public policy; and
•
the foreign judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law (“fraude à la loi”) but in compliance with the procedural rules of the country in which it was rendered, in particular with the rights of the defendant.

The Subsidiary Guarantor has also been advised by Allen Overy Shearman Sterling SCS, société en commandite simple (inscrite au barreau de Luxembourg) that if an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law if the choice of the foreign law was not made bona fide or if the foreign law was not pleaded and proved or if pleaded and proved, the foreign law was contrary to Luxembourg mandatory provisions (lois impératives) or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.
Public deeds such as, inter alia, judgments and exequatur orders and other documents subject to mandatory registration in Luxembourg are required to be registered with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 percent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered.
The registration with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg of any private deed, which is not subject to mandatory registration in Luxembourg per se, will nevertheless also be required, where such private deed is physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 percent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered. These registration duties will equally be payable in the case of voluntary registration of an agreement.
Subject to the foregoing, investors may be able to enforce in Luxembourg judgments in civil and commercial matters that have been obtained from U.S. Federal or state courts. However, we cannot assure you that those judgments will be recognized or enforceable in Luxembourg. In addition, it is questionable whether a Luxembourg court would accept jurisdiction and impose civil liability if the original action was commenced in Luxembourg instead of the United States, and predicated solely upon U.S. Federal securities laws.

Insolvency Considerations
The insolvency laws of Luxembourg may not be as favorable to holders of notes as insolvency laws of other jurisdictions with which investors may be familiar. The Subsidiary Guarantor is incorporated under the laws of Luxembourg.
Accordingly, Luxembourg courts should have, in principle, jurisdiction to open main insolvency proceedings with respect to the Subsidiary Guarantor, as an entity having its registered office and central administration (administration centrale) and center of main interest (centre des intérêts principaux) (“COMI”), as used in the EU Insolvency Regulation, in the Grand Duchy of Luxembourg, such proceedings to be governed by Luxembourg insolvency laws. According to the EU Insolvency Regulation, there is a rebuttable presumption that a company has its COMI in the jurisdiction in which it has the place of its registered office. As a result, there is a rebuttable presumption that the COMI of the Subsidiary Guarantor is in the Grand Duchy of Luxembourg and consequently that any “main insolvency proceedings” (as defined in the EU Insolvency Regulation) would be opened by a Luxembourg court and be governed by Luxembourg law.
However, the determination of where the Subsidiary Guarantor has its COMI is a question of fact, which may change from time to time. The EU Insolvency Regulation states that the COMI of a debtor should correspond to the place where the debtor conducts the administration of its interests on a regular basis and “is therefore ascertainable by third parties.” In the Eurofood IFSC Limited decision by the then European Court of Justice (“ECJ”), the ECJ restated the presumption in the EU Insolvency Regulation that the place of a company’s registered office is presumed to be the company’s COMI and stated that the presumption can only be rebutted if “factors which are both objective and ascertainable by third parties enable it to be established that an actual situation exists which is different from that which locating it at the registered office is deemed to reflect.”
Luxembourg Insolvency Proceedings
Under Luxembourg insolvency laws, the following types of insolvency proceedings as amended or provided by the Luxembourg act of 7 August 2023 on business continuity and the modernisation of bankruptcy law, implementing Directive EU 2019/1023 on preventive restructuring frameworks, on discharge of debt and disqualifications, and on measures to increase the efficiency of procedures concerning restructuring, insolvency and discharge of debt (the “Luxembourg Insolvency Modernisation Act”) (together referred to as “Insolvency Proceedings”) may be opened against the Subsidiary Guarantor:
•
bankruptcy proceedings (faillite), the opening of which is initiated by the Subsidiary Guarantor, the public prosecutor, by a court action initiated by any of its creditors or by Luxembourg courts ex officio. Other than in the case of suspension of such obligation following (i) the application for reorganization proceedings as of the filing of the petition (dépôt de requête), or (ii) any applicable stay measures, with respect to the Subsidiary Guarantor under the Luxembourg Insolvency Modernisation Act (as defined below), the managers/directors of the Subsidiary Guarantor have the obligation to file for bankruptcy within one month in case it is in a state of cessation of payment (cessation de paiements);

•
following such a request, the Luxembourg courts having jurisdiction may open bankruptcy proceedings, if the Subsidiary Guarantor (i) is in cessation of payment (cessation de paiements) and (ii) has lost its commercial creditworthiness (ébranlement de crédit). If a court finds that these conditions are satisfied, it may also open ex officio bankruptcy proceedings, absent a request made by the Subsidiary Guarantor. The main effects of such proceedings are (i) the suspension of all measures of enforcement against the Subsidiary Guarantor, except, subject to certain limited exceptions, for secured creditors and (ii) the payment of the Subsidiary Guarantor’s creditors in accordance with their ranking upon the realization of such Subsidiary Guarantor’s assets;

•
the reorganization by amicable agreement (réorganisation par accord amiable), whereby the Subsidiary Guarantor and at least two of its creditors mutually agree to reorganize all or part of the assets or the business of the Subsidiary Guarantor which agreement can be validated (homologué) by the District Court upon request of the Subsidiary Guarantor; and

•	the judicial reorganization procedure (réorganisation judiciaire), which may entail proceedings of the following types:
•	a stay of proceedings (sursis) to enable an amicable settlement (accord amiable) within the reorganization by amicable agreement;
•
obtain a restructuring plan by collective agreement/consent (réorganisation judiciaire par accord collectif), which shall be deemed to have been approved by the creditors entitled to vote if it receives, in each category of creditors, a favorable vote from a majority of the creditors within such category, representing at least half of the aggregate principal amount due in that category. Such plan, if approved by the court, is binding on all creditors. However, if rejected by such creditors, the court can still approve the plan and be binding on dissenting creditors authorized to vote (cram-down) if (i) the plan has been approved by at least one category of creditors entitled to vote, (ii) it is approved by ordinary creditors only, then the plan must ensure that extraordinary creditors are treated more favorably than the ordinary creditors, and (iii) no category can receive or retain more than the total amount of its claims; and

•
a transfer by judicial decision (réorganisation judiciaire par transfert par décision de justice), whereby all or part of the Subsidiary Guarantor’s assets or business will be transferred to one or more third parties, which can be initiated either by the Subsidiary Guarantor or by the state prosecutor.

The Luxembourg Insolvency Modernisation Act became effective on November 1, 2023 and replaced the laws that were in effect earlier providing for the proceedings of controlled management proceedings (gestion contrôlée) and the voluntary composition with creditors (concordat préventif de la faillite).
In addition to these proceedings, the ability to receive payment under any guarantees or security interests may be affected by a decision of a court to grant a stay on payments (sursis de paiements) or to put the Subsidiary Guarantor into judicial liquidation (liquidation judiciaire) or by the decision of the state prosecutor to request administrative dissolution without liquidation (dissolution administrative sans liquidation) to be opened. Judicial liquidation proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious violation of the commercial code or of the Luxembourg laws governing commercial companies (including the laws governing their establishment). The management of such liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings. The dissolution without liquidation allows “empty shells” (companies that no longer have any reason to exist) to be disposed of in a short space of time. An administrative dissolution without liquidation (dissolution administrative sans liquidation) proceeding may be opened at the request of the state prosecutor to the manager of the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) who will carry out such request, which will result in the dissolution of the Subsidiary Guarantor if each of the following conditions is satisfied: (i) notably, that it pursues activities in breach of criminal law or seriously infringes the provisions of the Commercial Code or the laws governing commercial companies (including the laws governing its establishment as required by article 1200-1 of the Luxembourg law of 10 August 1915 on commercial companies, as amended, (ii) the Subsidiary Guarantor has no employees, and (iii) the Subsidiary Guarantor has no assets.
1.	Bankruptcy proceedings (faillite)
A.	General administration of bankruptcy proceedings.
The opening of bankruptcy proceedings is initiated by the Subsidiary Guarantor, the public prosecutor, by a court action initiated by any of its creditors or by Luxembourg courts ex officio. Other than in the case of suspension of such obligation following (i) the application for reorganization proceedings as of the filing of the petition (dépôt de requête), or (ii) any applicable stay measures, with respect to the Subsidiary Guarantor under the Luxembourg Insolvency Modernisation Act, the managers/directors of the Subsidiary Guarantor have the obligation to file for bankruptcy within one month in case it is in a state of cessation of payment (cessation de paiements).
Following such a request, the Luxembourg courts having jurisdiction may open bankruptcy proceedings, if the Subsidiary Guarantor (i) is in cessation of payment (cessation de paiements) and (ii) has lost its commercial creditworthiness (ébranlement de crédit). If a court finds that these conditions are satisfied, it may also open ex officio bankruptcy proceedings, absent a request made by the Subsidiary Guarantor. The main effects of such proceedings are (i) the suspension of all measures of enforcement against the Subsidiary Guarantor, except, subject to certain limited exceptions, for secured creditors and (ii) the payment of the Subsidiary Guarantor’s creditors in accordance with their ranking upon the realization of the Subsidiary Guarantor’s assets.
B.	Effects of bankruptcy proceedings
Unsecured claims of the Subsidiary Guarantor will, in the event of a liquidation of the Subsidiary Guarantor, only rank after (i) the cost of liquidation (including any debt incurred for the purpose of such liquidation) and (ii) the debts of the Subsidiary Guarantor that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law include, inter alia:
•	certain amounts owed to the Luxembourg Revenue;
•	value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise;
•	social security contributions; and
•	remuneration owed to employees.
For the avoidance of doubt, the above list is not exhaustive.
Assets in the form of shares or receivables over which a security interest has been granted and perfected will in principle not be available for distribution to unsecured creditors (except after enforcement and to the extent a surplus is realized), and subject to application of the relevant priority rule and liens and privileges arising mandatorily by law.
During bankruptcy proceedings (faillite), all enforcement measures by unsecured creditors are suspended. As soon as the Subsidiary Guarantor has filed its application for a judicial reorganization procedure (réorganisation judiciaire) and for so long as the court has not ruled on the application of the Subsidiary Guarantor, certain stay measures apply: (i) subject to exceptions, no enforcement action may be taken against the Subsidiary Guarantor’s movable or immovable assets during the stay of enforcement, (ii) the Subsidiary Guarantor may not be declared bankrupt (except at its own initiative), nor be judicially dissolved, nor be subject to administrative dissolution without liquidation (dissolution administrative sans liquidation) procedure, and (iii) no attachment can be enforced in respect of claims against the Subsidiary Guarantor, whilst attachments enforced prior to the stay will retain their conservatory character, subject to certain release measures that can be taken by the applicable court). Once the Luxembourg court has ruled on the application of the reorganization procedure (réorganisation judiciaire) and relevant conditions therefor are met: (i) payments continue to remain effective against third parties if necessary for the continuation of the business, (ii) the Subsidiary Guarantor may unilaterally decide by notifying its creditors to suspend performance of its contractual obligations during the stay proceedings, and (iii) claims arising from ongoing contracts are not subject to stay measures if they relate to arrangements performed after court decision. These stay measures do not apply to financial collateral arrangements, netting and set-off arrangements subject to the Luxembourg law of August 5, 2005 on financial collateral arrangements (the “Luxembourg Collateral Law”),
Luxembourg insolvency laws may also affect transactions entered into or payments made by the Subsidiary Guarantor during the period before bankruptcy, the so-called “hardening period” (période suspecte), which is a maximum of six months, plus ten days for certain transactions and payments, preceding the judgment declaring bankruptcy, except that in certain specific situations the court may set the start of the suspect period at an earlier date. Fraudulent transactions may be set aside without consideration of the date they have been entered into.
In particular:
•
pursuant to article 445 of the Luxembourg Code of Commerce (code de commerce), specified transactions (such as, in particular, the granting of a security interest for antecedent debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange; the sale of assets or entering into transactions generally without consideration or with substantially inadequate consideration) entered into during the hardening period

(or the ten days preceding it) will be set aside or declared null and void, if so requested by the insolvency receiver; article 445 does not apply for financial collateral arrangements, netting and set-off arrangements subject to the Luxembourg Collateral Law, such as Luxembourg law governed pledges over shares or receivables.
•
pursuant to article 446 of the Luxembourg Code of Commerce, payments made for matured debts, as well as other transactions concluded for consideration during the hardening period, are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt’s cessation of payments; such hardening period rule does not apply for financial collateral arrangements, netting and set-off arrangements subject to the Luxembourg Collateral Law, such as Luxembourg law pledges over shares or receivables.

•
article 448 of the Luxembourg Code of Commerce and article 1167 of the Civil Code (action paulienne) gives the insolvency receiver (acting on behalf of the creditors) the right to challenge any fraudulent payments and transactions made prior to the bankruptcy, without any time limit.

The Luxembourg Collateral Law provides that with the exception of the provisions on over-indebtedness (surendettement) (which only apply to natural persons), the national or foreign provisions governing reorganization measures, winding-up proceedings or other similar proceedings and attachments are not applicable to financial collateral arrangements (such as Luxembourg pledges over shares or receivables) and shall not constitute an obstacle to the enforcement and to the performance by the parties of their obligations. Certain preferred creditors of a Luxembourg company (including the Luxembourg tax, social security and other authorities) may have a privilege that ranks senior to the rights of the secured or unsecured creditors.
In principle, a bankruptcy order rendered by a Luxembourg court does not result in automatic termination of contracts except for intuitu personae contracts, that is, contracts for which the identity of the company or its solvency were crucial. The contracts, therefore, subsist after the bankruptcy order. However, in bankruptcy, no interest on any unsecured claim will accrue vis-à-vis the bankruptcy estate. Insolvency Proceedings may therefore have a material adverse effect on the business and assets of the Subsidiary Guarantor.
The bankruptcy receiver (curateur) decides whether or not to continue performance under on-going contracts (i.e., contracts existing before the bankruptcy order). The bankruptcy receiver may elect to continue the business of the debtor, provided the bankruptcy receiver obtains the authorization of the court and such continuation does not cause any prejudice to the creditors. However, two exceptions apply:
•
the parties to an agreement may contractually agree that the occurrence of a bankruptcy constitutes an early termination or acceleration event. However, such clauses may not always be effective and enforceable against the bankruptcy receiver taking into account the interest of the distressed company and the legally binding provisions of bankruptcy laws in Luxembourg; and

The bankruptcy receiver may elect not to perform the obligations of the bankrupt party which are still to be performed after the bankruptcy under any agreement validly entered into by the bankrupt party prior to the bankruptcy. The counterparty to that agreement may make a claim for damages in the bankruptcy and such claim will rank pari passu with claims of all other unsecured creditors and/or seek a court order to have the relevant contract dissolved. The counterparty may not require specific performance of the contract.
•
intuitu personae contracts (i.e., contracts whereby the identity of the other party constitutes an essential element upon the signing of the contract) are automatically terminated as of the bankruptcy judgment since the debtor is no longer responsible for the management of the company. Parties can agree to continue to perform under such contracts.

According to article 30 of the Luxembourg Insolvency Modernisation Act, notwithstanding any contractual provisions to the contrary, the application for or commencement of judicial reorganization proceedings shall not terminate on-going contracts or the terms and conditions of their performance.
2.	Judicial reorganisation proceedings (réorganisation judiciaire)
Judicial reorganization proceedings are opened by decision of the district court sitting in commercial matters ruling on the petition by the Subsidiary Guarantor as soon as its business is jeopardized (mise en péril de l’entreprise) in the short term (à bref délais) or in the longer term (à terme).

The purpose of judicial reorganization proceedings is to preserve, under the supervision of a judge, the continuity of all or part of the assets or activities of the Subsidiary Guarantor. Judicial reorganization proceedings constitute judicial proceedings aiming to avoid bankruptcy and preserve the Subsidiary Guarantor’s business.
The opening of judicial reorganization proceedings aims either:
•	at obtaining a stay (sursis) to enable an amicable settlement (accord amiable) within the reorganization by amicable agreement;
•	at carrying out a judicial reorganization by collective agreement (réorganisation judiciaire par accord collectif); or
•	at carrying out a judicial reorganization by transfer by court order (réorganisation par transfert par décision de justice).
As soon as the application is filed by the Subsidiary Guarantor, the presiding judge of the chamber of the court appoints a delegated judge (juge délégué) to report to the court seized of the case on the admissibility and the basis of the application based on the hearing of the Subsidiary Guarantor, as well as any other person considered useful to the investigation. Within fifteen days of the filing of the application for judicial reorganization it must be examined by the court and the debtor is summoned to a hearing. After hearing the report of the delegated judge and if the opening conditions are met, the court will declare the judicial reorganization procedure opened. Within fourteen days of its pronouncement, the Subsidiary Guarantor must individually notify the creditors of the opening judgment. Creditors may consult the list of creditors at the court registry.
The main effect of filing an application for the opening of judicial reorganization proceedings is to obtain a suspension effect (as of the filing of the application) during which the Subsidiary Guarantor cannot be declared bankrupt (except at its own initiative), be dissolved, or be the subject of an administrative dissolution proceedings without liquidation (dissolution administrative sans liquidation). The obligation to declare bankruptcy is also suspended during this period.
In addition, no realization of any movable or immovable property of the Subsidiary Guarantor can take place following the exercise of any enforcement measure (voies d’exécution) (subject to certain exceptions). However, this shall not affect the realization of financial collateral arrangements falling within the scope of the Collateral Act 2005. No attachment can be enforced in respect of claims against the Subsidiary Guarantor, whilst attachments enforced prior to the stay will retain their conservatory character, subject to certain release measures that can be taken by the applicable court).
In the opening judgment, the judge sets the duration of the stay (sursis), which cannot exceed four months (subject to certain exceptions) after the decision to open the proceedings. The stay does not prohibit voluntary payments by the Subsidiary Guarantor to its creditors, insofar as this payment is necessary for the continuity of such Subsidiary Guarantor’s business. Without prejudice to the application of the Collateral Act 2005 and in particular the rules on set-off and netting provided therein, set-off between outstanding claims and claims arising during the suspension is only permitted if these claims are related (créances connexes). The stay does not, in principle, terminate existing contracts or the terms and conditions of their performance. Penalty clauses, including interest rate surcharges, intended to cover potential damage suffered as a result of non-compliance with a principal undertaking remain, in principle, ineffective during the stay and until the full implementation of the reorganization plan, as far as the creditors included in the plan are concerned. The creditor may, however, include the actual loss suffered as a result of non-compliance with the main undertaking in its claim.
The judicial reorganization by collective agreement of the creditors proceedings aims at obtaining an agreement on a reorganization plan with all creditors, which is binding on creditors (including on dissenting creditors subject to certain conditions), provided that certain conditions as to the proportion of creditors accepting the plan and the amount of claims such creditors represent are met. The plan shall be approved by the court provided that the conditions set out in the Luxembourg Insolvency Modernisation Act are met.
In the judicial reorganization by transfer by court order, a court officer (mandataire de justice) organizes the transfer of all or part of the Subsidiary Guarantor’s assets or activities with a view to ensuring the continuity of activities. The court may order the transfer of all or part of the business or its activities where the Subsidiary Guarantor consents to this in its petition for judicial reorganization or during the course of the judicial reorganization proceedings. These transfers may be achieved by successive sales and/or transfers or take the form of a merger.
The Luxembourg Insolvency Modernisation Act became effective on November 1, 2023 and replaced the laws that were in effect earlier providing for the proceedings of controlled management proceedings (gestion contrôlée) and the voluntary composition with creditors (concordat préventif de la faillite).
In addition to the above, the ability to receive payment from the Subsidiary Guarantor may be affected by a decision of a court to grant a stay on payments (sursis de paiements) or to put the Subsidiary Guarantor into judicial liquidation (liquidation judiciaire) or by the decision of the state prosecutor to request administrative dissolution without liquidation (dissolution administrative sans liquidation) to be opened or by the filing or opening of judicial reorganization procedure (réorganisation judiciaire) and related stay measures with respect to the Subsidiary Guarantor. Judicial liquidation proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious violation of the commercial code or of the Luxembourg laws governing commercial companies (including the laws governing their establishment). The management of such liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings. The dissolution without liquidation allows “empty shells” (companies that no longer have any reason to exist) to be disposed of in a short space of time. An administrative dissolution without liquidation (dissolution administrative sans liquidation) proceeding may be opened at the request of the state prosecutor to the manager of the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) who will carry out such request, which will result in the dissolution of the Subsidiary Guarantor if each of the following conditions is satisfied: (i) notably, that it pursues activities in breach of criminal law or seriously infringes the provisions of the Commercial Code or the laws governing commercial companies (including laws governing its establishment as required by article 1200-1 of the Luxembourg law of 10 August 1915 on commercial companies, as amended), (ii) the Subsidiary Guarantor has no employees, and (iii) the Subsidiary Guarantor has no assets.
Fraudulent conveyance
Third parties (including, without limitation, any commissaire, juge-commissaire, liquidateur or curateur or similar official) are also admitted to challenge certain acts of disposal viewed as preferential transactions made by the Subsidiary Guarantor if, among other things, they can show that the Subsidiary Guarantor has given“preference” to any person by defrauding their rights (the rights of creditors generally), under the action paulienne (actio pauliana), and Luxembourg courts have the power to void the preferential transaction. Finally, any international aspects of Luxembourg bankruptcy, controlled management and composition proceedings (to the extent opened prior to November 1, 2023) may be subject to the EU Insolvency Regulation.
Limitation on validity and enforceability of the Guarantees
The Subsidiary Guarantor will grant Subsidiary Guarantee in order to secure, inter alia, the obligations under the notes offered hereby. The granting of cross- or up-stream guarantees by a Luxembourg company in order to secure the obligations of other entities may raise some corporate benefit issues, in particular in relation to the corporate interest of the Luxembourg company having to provide such guarantees. The Luxembourg company law does not provide for rules governing the ability of a Luxembourg company to guarantee the indebtedness of another entity of the same group. However, it is generally admitted that the granting of a guarantee by a Luxembourg company for the obligations of another group company shall be subject to the following conditions: (i) it must be within the corporate purpose of the guarantor as set out in its articles of association; (ii) it shall correspond to a demonstrable and commensurate corporate benefit received by the guarantor company; and (iii) the financial obligations assumed by the guarantor must not be disproportionate to the financial capacity of the guarantor. Whether an action is in the corporate interest of a company is a matter of fact not a legal issue. The directors/managers of a company are those who are able to assess whether such company has a corporate benefit and interest in granting cross or up-stream or guarantees.
It is considered that a company may give a guarantee, provided the giving of the guarantee or security interest is covered by the company’s corporate objects and in the best interest of the company. The test regarding the guarantor’s corporate interest is whether the company that provides the guarantee/security interest receives some consideration in return (such as an economic or commercial benefit) and whether the benefit is proportionate to the burden of the assistance. A guarantee/security interest that exceeds the guarantor company’s ability to meet its obligations to the beneficiary of the guarantee and to its other creditors would expose its directors or managers to personal liability. It cannot ultimately be excluded that granting of security interest/guarantee, which would be considered by a Luxembourg court as made in the absence of corporate interest, be declared void.
The Guarantee granted by the Subsidiary Guarantor may be limited to a certain percentage of, among other things, such Subsidiary Guarantor’s own funds (capitaux propres) and intra-group indebtedness. Finally, the Subsidiary Guarantor has been incorporated in the form of a private limited liability company (société à responsabilité limitée, or “S.à r.l.”). Enforcement on these entities will depend on their financial situation and will only be limited to their assets. Shareholders of a S.à r.l. cannot in principle be held liable for debts contracted by the S.à r.l.

LEGAL MATTERS
The validity of the notes offered by this prospectus supplement will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements of Genpact Limited and its subsidiaries as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Assurance and Consulting Services LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Genpact Limited

Debt Securities
Guarantees of Debt Securities
Common Shares
Preference Shares
Depositary Shares

Genpact Luxembourg S.à r.l.	Genpact UK Finco plc	Genpact USA, Inc.
Debt Securities Guarantees of Debt Securities	Debt Securities Guarantees of Debt Securities	Debt Securities

Warrants
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common shares trade on The New York Stock Exchange under the symbol “G.”
Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 13, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” appearing below.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “Genpact,” “we,” “our,” “us” and “the Company” refer, collectively, to Genpact Limited, a Bermuda company, and its consolidated subsidiaries; the term Genpact Luxembourg refers to Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12E, Rue Guillaume J.Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B131.149; the term Genpact UK refers to Genpact UK Finco plc, a public limited company incorporated under the laws of England Wales; and the term Genpact USA refers to Genpact USA, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. The information on, or accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
This prospectus incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 3, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2025 Annual General Meeting of Shareholders;

•
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 12, 2025, August 11, 2025 and November 7, 2025, respectively;

•	Current Reports on Form 8-K filed on May 28, 2025, July 1, 2025, August 5, 2025, September 12, 2025 and September 30, 2025; and
•
the description of our common shares contained in our Registration Statement on Form 8-A filed on July 27, 2007, as the description has been updated and superseded by the description of our common shares contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
Genpact Limited
c/o Genpact LLC
521 Fifth Avenue, 14th Floor
New York, NY 10175
Attn: Investor Relations
Telephone: (212) 896-6600

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION
The supplemental guarantor financial information previously filed in compliance with Rule 13-01 of Regulation S-X with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, each of which is incorporated by reference herein, does not include the assets, liabilities and results of operations of Genpact UK. Genpact UK was incorporated after September 30, 2025, and, accordingly, its financial condition and results of operations do not affect the previously filed supplemental guarantor financial information. To the extent required under Rule 13-01 of Regulation S-X, we intend to include Genpact UK’s financial condition and results of operations in the supplemental guarantor financial information beginning with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
For a brief description of the general terms of the debt securities and the guarantees of debt securities that we may offer, see the information under the headings “Description of Debt Securities of Genpact Limited” and “Description of Debt Securities of Genpact Luxembourg S.à r.l., Genpact UK Finco plc and Genpact USA, Inc.” in this prospectus. A prospectus supplement or other type of offering document or supplement will further contain specific information about the terms of the particular debt securities, and any guarantees thereof, being offered.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.
These forward-looking statements include, but are not limited to, statements relating to:
•	our ability to retain existing clients and contracts;
•	our ability to win new clients and engagements;
•	the expected value of the statements of work under our master service agreements;
•	our beliefs about future trends in our market;
•	political, economic or business conditions in countries where we have operations or where our clients operate, and heightened economic uncertainty and geopolitical tensions;
•	expected spending by existing and prospective clients on our services and solutions;
•	foreign currency exchange rates;
•	our ability to convert bookings to revenue;
•	our rate of employee attrition;
•	our effective tax rate; and
•	competition in our industry.
Factors that may cause actual results to differ from expected results include, among others:
•
our ability to anticipate, develop and incorporate advanced technologies, including artificial intelligence (“AI”) and generative and agentic AI, into our solutions and services as well as our internal operations and to compete in the rapidly evolving technological environment and successfully implement and generate revenue from new solutions and services;

•	our ability to develop and successfully execute our business strategies;
•
evolving global trade dynamics, including newly imposed or changing tariffs, trade restrictions and other measures introduced by major economies, any of which may disrupt global supply chains, increase operating costs for our clients and delay their business decisions;

•	deterioration in the global economic environment and its impact on our clients;
•	our ability to hire and retain enough qualified employees to support our business, especially our advanced technology solutions;
•	our ability to safeguard our systems and protect client, Genpact or employee data from security incidents or cyberattacks;
•	our ability to effectively price our services and maintain our pricing and employee and asset utilization rates;

•	general inflationary pressures and our ability to share increased costs with our clients;
•	increasing competition in our industry;
•	increases in wages in locations where we have operations;
•	our ability to retain senior management;
•	our ability to comply with data protection laws and regulations and to maintain the security and confidentiality of personal and other sensitive data of our clients, employees or others;
•	telecommunications or technology disruptions or breaches, natural or other disasters, or medical epidemics or pandemics;
•
our dependence on favorable policies and tax laws that may be changed or amended in a manner adverse to us or be unavailable to us in the future, including as a result of tax policy changes in India, and our ability to effectively execute our tax planning strategies;

•	claims and lawsuits, including by clients, employees or other third parties;
•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives, particularly in India;
•	our dependence on revenues derived from clients in North America and Europe and clients that operate in certain industries;
•	geopolitical tensions, including the Russia-Ukraine war and the Middle East conflicts, and actions that may be taken by the U.S. and other countries in response;
•	our ability to successfully consummate or integrate strategic acquisitions;
•	our ability to attract and retain clients and to develop and maintain client relationships on attractive terms;
•	our ability to service our defined contribution and benefit plan payment obligations;
•	clarification as to the possible retrospective application of a judicial pronouncement in India regarding our defined contribution and benefit plan payment obligations;
•	financing terms, including changes in the Secured Overnight Financing Rate, and changes to our credit ratings;
•
our ability to meet our corporate funding needs, pay dividends and service debt, including our ability to comply with the restrictions that apply to our indebtedness that may limit our business activities and investment opportunities;

•	our ability to successfully implement our new enterprise resource planning system;
•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;
•
restrictions on visas for our employees, in particular for employees traveling to the United States, the United Kingdom and the European Union, and restrictions on immigration more generally, as well as the potentially increased costs of visas and the wages we are required to pay employees on visas;

•	fluctuations in currency exchange rates between the currencies in which we transact business;
•	the selling cycle for our client relationships;
•	legislation in the United States or elsewhere that restricts or adversely affects demand for our services offshore;
•	our ability to protect our intellectual property and the intellectual property of others;
•	the international nature of our business;
•	technological innovation; and
•	unionization of a significant number of our employees.

Although we believe the expectations reflected in our forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to revise or update any of these forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Forms 10-K, 10-Q and 8-K filed with the SEC.

ABOUT GENPACT LIMITED
Genpact Limited is an agentic and advanced technology solutions company recognized for its deep industry knowledge, process intelligence and last-mile expertise. Genpact Limited has over 147,000 employees serving clients from more than 35 countries.
Genpact Limited is a Bermuda exempted limited company. Its registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and its telephone number at that address is (441) 298-3300. The administrative and principal office of its affiliate, Genpact LLC, in the United States is located at 521 Fifth Avenue, 14th Floor, New York, NY 10175.
ABOUT GENPACT LUXEMBOURG S.À R.L.
Genpact Luxembourg S.à r.l. is an indirect, wholly-owned subsidiary of Genpact Limited. It is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B131.149. Its registered office is located at 12E, Rue Guillaume J.Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and its telephone number at that address is +352 466111 3721.
ABOUT GENPACT UK FINCO PLC
Genpact UK Finco plc is an indirect, wholly-owned subsidiary of Genpact Limited. It is a public limited company incorporated under the laws of England and Wales. Its principal office is located at 5 Merchant Square, 5th Floor, London, England, W2 1AY, and its telephone number at that address is +44 7827939443.
ABOUT GENPACT USA, INC.
Genpact USA, Inc., a Delaware corporation, is an indirect, wholly-owned subsidiary of Genpact Limited and a direct, wholly-owned subsidiary of Genpact Luxembourg S.à r.l. Its principal office is located at 521 Fifth Avenue, 14th Floor, New York, NY 10175, and its telephone number at that address is (212) 896-6600.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any sale of any securities offered under this prospectus.

DESCRIPTION OF DEBT SECURITIES OF
GENPACT LIMITED
The following description summarizes the general terms and provisions of senior and subordinated debt securities that Genpact Limited may offer and sell from time to time. As used in this “Description of Debt Securities of Genpact Limited,” Genpact Limited means Genpact Limited, excluding, unless the context otherwise requires or as expressly stated, its subsidiaries and affiliates; the term “debt securities” means the senior and subordinated debt securities that Genpact Limited may issue and that the applicable trustee authenticates and delivers under the applicable indenture. When we refer to “we,” “our,” “us,” or “the issuer” in this section, we mean Genpact Limited, excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries and affiliates. Please also see the definitions of the capitalized terms set forth below under “—Certain Definitions.” The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
Genpact Limited may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between Genpact Limited and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. Genpact Limited may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between Genpact Limited and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The senior indenture and the subordinated indenture are each referred to individually as an indenture and collectively as the indentures and, the senior trustee and the subordinated trustee are each referred to individually as a trustee and collectively as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
General
The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”
Unless otherwise indicated in the applicable prospectus supplement, with respect to a particular series of debt securities, the debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series without notice to existing holders of debt securities of that series.
Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:
•	the title;
•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•	any limit on the aggregate principal amount;
•	the offering price;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date the principal will be payable;
•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;
•	the interest rate, if any, payable on overdue installments of principal, premium or interest;
•	the place where payments shall be made;
•	any mandatory or optional redemption provisions;
•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•	if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;
•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;
•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”
•	whether the debt securities will be issuable in the form of a global security and, if so, the identity of the depositary with respect to such global security;
•	any paying agents, authenticating agents or security registrars;
•	any guarantees on the debt securities;
•	any security for any of the debt securities;
•	any deletions of, or changes or additions to, the events of default or covenants;
•	any special tax implications of the debt securities; and
•	any other specific terms of such debt securities.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities.
Debt securities may be issued as original issue discount debt securities and sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. If we issue these debt securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important.
Certain Terms of the Debt Securities
Limitations on Liens. Unless otherwise indicated in a prospectus supplement, the issuer will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a Mortgage with respect to any such indebtedness, that the debt securities (together with, if the issuer shall so determine, any other indebtedness of or guarantee by the issuer or such Restricted Subsidiary ranking equally with such debt securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the issuer, prior to) such Secured Debt. The foregoing restriction with respect to Secured Debt, however, will not apply to:
•
Mortgages on property existing at the time of acquisition thereof by the issuer or any Subsidiary, whether or not assumed, provided that such Mortgages were not incurred in anticipation of such acquisition;

•
Mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Mortgages were not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by the issuer or a Subsidiary and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

•
Mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the issuer or a Restricted Subsidiary (including leases) or Mortgages thereon to secure the payment of all or any part of the purchase price thereof, or Mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

•	Mortgages to secure indebtedness owing to the issuer or a Restricted Subsidiary;
•	Mortgages existing at the date of the applicable indenture;
•
Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the issuer or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the issuer or a Restricted Subsidiary, provided that such Mortgages were not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

•
Mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such Mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by the issuer or any Restricted Subsidiary in good faith by appropriate proceedings and the issuer or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

•	Mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation; and
•
extensions, renewals, refinancings or replacements of any Mortgage referred to in the foregoing bullets; provided, however, that any such Mortgages shall not extend to or cover any property of the issuer or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clause and improvements thereto; and provided, further, that any refinancing or replacement of any Mortgages permitted by the seventh or eighth bullet above shall be of the type referred to therein, as the case may be.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the issuer and any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt that would otherwise be subject to such restrictions, without equally and ratably securing the debt securities, provided that after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt (not including Secured Debt permitted under foregoing bullets), plus the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph under “Limitations on Sale and Lease-Back Transactions” below, does not exceed the greater of (a) $530,000,000 and (b) 10.0% of Consolidated Total Assets, in each case, as most recently determined on or prior to such date.
Limitations on Sale and Lease-Back Transactions. Unless otherwise indicated in a prospectus supplement, the issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any such transaction involving a lease for a term of not more than three years or any such transaction solely between the issuer and/or a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) the issuer or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the assets involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the debt securities as described above under “Limitation on Liens”; or (2) the issuer shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 365 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of the issuer or a Restricted Subsidiary that matures more than 12 months after such Sale and Lease-Back Transaction or the purchase, construction or development of other comparable property.
Notwithstanding the restrictions outlined in the immediately preceding paragraph, the issuer and any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions that would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph, provided that after giving effect thereto, the sum of the aggregate amount of outstanding Attributable Debt with respect to such Sale and Lease-Back Transactions, plus the aggregate amount of all outstanding Secured Debt not permitted by the bullets under “Limitation on Liens” above, does not exceed the greater of (a) $530,000,000 and (b) 10.0% of Consolidated Total Assets, in each case, as most recently determined on or prior to such date.
Consolidation, Merger and Sale of Assets. Unless indicated otherwise in a prospectus supplement, the issuer shall not consolidate with or merge into any other person (in a transaction in which the issuer is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:
•
the person formed by such consolidation or into which the issuer is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the issuer, substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or Bermuda and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the trustee, in form satisfactory to such trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of such indenture on the part of the issuer to be performed or observed by it in accordance with such indenture;

•
immediately after giving effect to such transaction, no event of default (as defined in the applicable indenture), and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
the issuer has delivered to the trustee an officer’s certificate and an opinion of counsel (as defined in the applicable indenture), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

In the event that the issuer consolidates with or merges into any other person (in a transaction in which the issuer is not the surviving corporation) or conveys, transfers or leases its properties or assets substantially as an entirety to any person, and such person complies with the requirements described above, the issuer will be released and discharged from all of its obligations under the applicable indenture.
No Protection in the Event of a Change of Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:
•	failure to pay principal of or any premium on any debt security of that series at its maturity;
•	failure to pay any interest on any debt security of that series when due and payable, if that failure continues for 30 days;

•	failure to make any sinking fund payment when due and payable, if that failure continues for 30 days;
•	failure to perform any other covenant in the indenture, if that failure continues for 60 days after we are given the notice of the failure required in the indenture;
•	certain events of bankruptcy, insolvency or reorganization;
•
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the issuer (or the payment of which is guaranteed by the issuer), if that default:

•
is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its scheduled maturity, and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided, however, that, if the default under the mortgage, indenture or instrument is cured by the issuer, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then such event of default caused by such default will be deemed likewise to be cured or waived; and
•	any other event of default specified in the prospectus supplement.
An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
If an event of default, other than an event of default described in the fifth bullet point above shall occur and be continuing with respect to a series of debt securities, and in such case, either the trustee or the holders of at least 25% in aggregate principal amount of such series then outstanding may declare the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of the debt securities of that series to be due and payable immediately. If an event of default described in the fifth bullet point above shall occur, the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of that series will automatically become immediately due and payable. Any payment by the issuer on the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under “—Certain Terms of the Subordinated Debt Securities.”
After a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration and its consequences on behalf of the holders of all such debt securities of such series if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the indenture.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security and/or indemnity satisfactory to the trustee against any cost, liability or expense (including reasonable attorneys’ fees and expenses). Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
•	the holder has previously given to a responsible officer of the trustee written notice of a continuing event of default with respect to the debt securities of that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity and/or security to the trustee to institute the proceeding against any cost, liability or expense (including reasonable attorneys’ fees and expenses); and

•
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in the bullets immediately above.
Satisfaction and Discharge; Defeasance. We may be discharged from our obligations on the debt securities of any series when:
(a)	either:
(1)
all of the debt securities of that series that have been authenticated and delivered (except lost, stolen or destroyed securities which have been replaced or paid and securities for whose payment money has been held in trust) have been cancelled or delivered to the trustee for cancellation; or

(2)
all of the debt securities of that series not cancelled or delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be irrevocably deposited enough money with the trustee to pay all the principal, interest and any premium due to the date of such deposit or the stated maturity date or redemption date of the debt securities, as the case may be;

(b)	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of such series; and
(c)
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Each indenture contains a provision that permits us to elect either or both of the following:
•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and
•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:
(1)	the limitations on sale and lease-back transactions under the indenture;
(2)	the limitations on liens under the indenture;
(3)	covenants as to payment of taxes and maintenance of properties; and
(4)	the subordination provisions under the subordinated indenture.
To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities to be defeased. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action, as well as an officer’s certificate and an opinion of counsel, each stating that the conditions precedent relating to such defeasance have been satisfied.

If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Modification and Waiver. We and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indenture for the benefit of the holders, without their consent, for certain purposes including, but not limited to:
•	providing for our successor to assume the covenants under the indenture;
•	adding covenants or events of default or surrendering our rights or powers;
•	making certain changes to facilitate the issuance of the debt securities;
•	securing the debt securities;
•	adding guarantees in respect of any debt securities;
•	providing for a successor trustee;
•
curing any ambiguities, defects or inconsistencies in the indenture or to conform the indenture with respect to any series of debt securities to the description of such series set forth in this prospectus or any applicable prospectus supplement; and

•	other changes specified in the indenture.
However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of, or the timing of any payment of principal, premium or installment of interest with respect to, any debt security;
•	reduce the principal, premium, if any, or interest rate on any debt security;
•	reduce the amount of principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	change the method of computing the amount of principal or interest of any debt security or the place of payment or the currency in which any debt security is payable;
•	impair the right to sue for any payment after the stated maturity or redemption date;
•	in the case of subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders subordinated debt securities; or
•	change the provisions in the indenture that relate to modifying or amending the indenture.
Under each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of all holders:
•	waive our compliance with certain covenants of the indenture; and
•
waive any past default under the indenture, except (1) a default in the payment of the principal of, or any premium or interest on, the debt securities, and (2) a default under any provision of the indenture which itself cannot be modified without the consent of the holders of each affected holder of debt securities.

The trustee may, but will not be required to, enter into any supplemental indenture or amendment that adversely affects its rights, duties or immunities under the indenture.
Notice of Redemption. Notice of any redemption of debt securities will be provided at least 10 but not more than 30 days before the redemption date to each holder of record of the debt securities to be redeemed. The notice of redemption for the debt securities will state, among other things, the amount of such debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of such debt securities to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any debt securities that have been called for redemption at the redemption date. If fewer than all of such debt securities are to be redeemed at any time, not more than 45 days prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities not previously called shall be selected in accordance with the procedures of The Depository Trust Company.
Redemption for Taxation Reasons. Unless otherwise provided in the applicable prospectus supplement, the issuer may redeem the debt securities of a particular series in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the holders of such debt securities (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record of such debt securities on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the issuer determines in good faith that, as a result of:
•	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or
•
any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing bullets, a “Change in Tax Law”), a Payor (as defined below) is, or on the next interest payment date in respect of such debt securities would be, required to pay Additional Amounts with respect to such debt securities and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction). Such Change in Tax Law must be publicly announced and become effective on or after the date of issuance of such debt securities (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after such date, such later date). The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the applicable indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to such indenture.
Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of a series of debt securities pursuant to the foregoing, the issuer will deliver to the trustee (a) an officer’s certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The trustee will accept and shall be entitled to rely conclusively on such officer’s certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.
Withholding Taxes. Unless otherwise provided in the applicable prospectus supplement, all payments made by or on behalf of the issuer (the issuer and any successor thereof, making such payment, the “Payor”) in respect of debt securities will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:
•
any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment is made by or on behalf of any Payor or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the paying agent); or

•
any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of the foregoing bullets, a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of any Payor or the paying agent with respect to any debt securities, including (without limitation) payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on any such debt securities in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
•
any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such debt securities or the receipt of any payment or the exercise or enforcement of rights under such debt securities or the indenture;

•
any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the holder or the beneficial owner of the debt securities to comply with a reasonable written request of the Payor addressed to the holder or beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but, in each case, only to the extent the holder or beneficial owner is legally entitled to do so;

•
any Taxes, to the extent such Taxes are imposed as a result of the presentation of the debt securities for payment more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the debt securities been presented on the last day of such 30 day period);

•	any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the debt securities;
•	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;
•
any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code, in each case, as of the date of issuance of the debt securities (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

•	any combination of the foregoing.
In addition, no Additional Amounts shall be paid with respect to a holder who is a fiduciary or a partnership or any person other than the beneficial owner of the debt securities, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such debt securities directly. The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant tax authority imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable. Such copies shall be made available to the holders upon reasonable request and will be made available at the designated corporate trust office of the paying agent.
If a Payor is obligated to pay Additional Amounts with respect to any payment made on any series of debt securities, at least 30 days prior to the date of such payment, the Payor will deliver to the trustee an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the paying agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such officer’s certificate as promptly as practicable thereafter). The applicable trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.
Wherever in an indenture, any debt securities or this “Description of Debt Securities of Genpact Limited,” there is mentioned, in any context:
•	the payment of principal;
•	interest; or
•	any other amount payable on or with respect to any series of debt securities, such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Payor will pay and indemnify each holder for any present or future stamp, issue, registration, court or documentary taxes, or charges or similar levies (including any related interest or penalties with respect thereto) or any other excise or property taxes, charges or similar taxes (including any related penalties or interest with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, issuance, enforcement or registration, or receipt of payments with respect to the debt securities, the indenture, or any other document referred to therein (other than in each case, in connection with a transfer of the debt securities after the initial resale by the underwriters or initial purchasers thereof).
The foregoing obligations will survive any termination, defeasance or discharge of the indenture with respect to the applicable series of debt securities, any transfer by a holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to, the debt securities is made by or on behalf of such person, or any political subdivision or taxing authority or agency thereof or therein.
Concerning the Trustee. The trustee to be named in the applicable prospectus supplement for a senior indenture or subordinated indenture, as applicable, not in its individual capacity but solely as trustee, will be the trustee, registrar and paying agent under such indenture.
Governing Law. Each of the indentures will be governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles.
Certain Definitions
Set forth below are certain defined terms used in the indentures. Reference is made to each of the indentures for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.
“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors) and (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the applicable indenture, compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.
“Consolidated Total Assets” means, as at any date, the total assets of the issuer and its Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles) that would be shown as total assets on a consolidated balance sheet of the issuer and its Subsidiaries after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.
“Funded Debt” means any debt for borrowed money that by its terms matures on, or that is extendable or renewable at the sole option of any obligor thereon to, a date that is more than one year from the date of creation.
“Mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the issuer or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the issuer or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the issuer or any Restricted Subsidiary or any assets of the issuer or any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Principal Property” means the real property, fixtures, machinery and equipment relating to any facility that is real property, except for any facility that (1) has a net book value, on the date on which the determination as to whether a property is a principal property is being made, of less than 1% of Consolidated Total Assets or (2) in the opinion of the Board of Directors of the issuer, is not of material importance to the business conducted by the issuer and the Restricted Subsidiaries, taken as a whole.
“Restricted Subsidiary” means any Subsidiary that owns any Principal Property.
“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the issuer or any Restricted Subsidiary of any Principal Property that has been or is to be sold or transferred by the issuer or such Restricted Subsidiary to such person.
“Secured Debt” means any Funded Debt that is secured by a Mortgage upon any Principal Property of the issuer or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired).
“Subsidiary” means a corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned, directly or indirectly, by the issuer or by one or more other Subsidiaries, or by the issuer and one or more other Subsidiaries, and the accounts of which are consolidated with those of the issuer in its most recent consolidated financial statements in accordance with generally accepted accounting principles.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any potential redemption of debt securities of any series in part, we will not be required to:
•
issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Payment and Paying Agents
Unless otherwise indicated in the prospectus supplement:
•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and
•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.
At our option, however, we may pay interest by mailing a check to the record holder.
The corporate trust office of the trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us, subject to applicable escheatment laws. Thereafter, the holder may look only to us for such payment.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the issuer’s Senior Indebtedness. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of the issuer’s Senior Indebtedness, the issuer may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of the issuer’s assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all the issuer’s Senior Indebtedness. Because of this subordination, if the issuer dissolves or otherwise liquidates, holders of the issuer’s subordinated debt securities may receive less, ratably, than holders of the issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•	all of the indebtedness of that person for money borrowed;
•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above; unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF DEBT SECURITIES OF
GENPACT LUXEMBOURG S.À R.L., GENPACT UK FINCO PLC AND GENPACT USA, INC.
The following description summarizes the general terms and provisions of senior debt securities that Genpact Luxembourg S.à r.l. and Genpact USA, Inc. may offer and sell from time to time (if they are the co-issuers of such debt securities), or that Genpact UK Finco plc and Genpact USA, Inc. may offer and sell from time to time (if they are the co-issuers of such debt securities). As used in this “Description of Debt Securities of Genpact Luxembourg S.à r.l., Genpact UK Finco plc and Genpact USA, Inc.,” Genpact Luxembourg means Genpact Luxembourg S.à r.l., Genpact UK means Genpact UK Finco plc and Genpact USA means Genpact USA, Inc., in each case, unless the context otherwise requires or as expressly stated, their respective subsidiaries and affiliates; the term “debt securities” means the senior debt securities that Genpact Luxembourg and Genpact USA may co-issue or the senior debt securities that Genpact UK and Genpact USA may co-issue, as applicable, and, in either case, that the applicable trustee authenticates and delivers under the applicable indenture; and the term “parent guarantor” means Genpact Limited, excluding, unless the context otherwise requires or as expressly stated, its subsidiaries and affiliates. When we refer to “we,” “our,” “us,” or “the issuers” in this section, we mean Genpact Luxembourg and Genpact USA (if they are the co-issuers of the debt securities) or Genpact UK and Genpact USA (if they are the co-issuers of the debt securities), excluding, unless the context otherwise requires or as otherwise expressly stated, their respective subsidiaries and affiliates. Please also see the definitions of the capitalized terms set forth below under “—Certain Definitions.” The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
Genpact Luxembourg and Genpact USA may co-issue senior debt securities from time to time, in one or more series, under the Indenture, dated as of March 26, 2021, by and among Genpact Luxembourg S.à r.l., Genpact USA, Inc., Genpact Limited and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (the “Genpact Luxembourg Co-Issuer Indenture”).
Genpact UK and Genpact USA may co-issue senior debt securities from time to time, in one or more series, under an indenture to be entered into among Genpact UK Finco plc, Genpact USA, Inc., Genpact Limited, Genpact Luxembourg S.à r.l. and a trustee (the “Genpact UK Co-Issuer Indenture”). The Genpact Luxembourg Co-Issuer Indenture and the Genpact UK Co-Issuer Indenture are each referred to individually as an indenture and collectively as the indentures and, together, the respective indenture trustees are referred to as the trustees.
This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
General
The debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations.
Unless otherwise indicated in the applicable prospectus supplement, with respect to a particular series of debt securities, the debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series without notice to existing holders of debt securities of that series.

Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:
•	the title;
•	any limit on the aggregate principal amount;
•	the offering price;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date the principal will be payable;
•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;
•	the interest rate, if any, payable on overdue installments of principal, premium or interest;
•	the place where payments shall be made;
•	any mandatory or optional redemption provisions;
•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•	if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;
•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;
•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”
•	whether the debt securities will be issuable in the form of a global security and, if so, the identity of the depositary with respect to such global security;
•	any paying agents, authenticating agents or security registrars;
•	any guarantees on the debt securities;
•	any security for any of the debt securities;
•	any deletions of, or changes or additions to, the events of default or covenants;
•	any special tax implications of the debt securities; and
•	any other specific terms of such debt securities.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities.
Debt securities may be issued as original issue discount debt securities and sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. If we issue these debt securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important.
Guarantees
Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, none of the debt securities will be guaranteed by Genpact Limited, which we refer to as the parent guarantor. If the applicable prospectus supplement specifies otherwise, however, the parent guarantor will fully and unconditionally guarantee to each holder of debt securities offered and sold pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The prospectus supplement will describe the parent guarantee, including the terms under which the parent guarantee will be provided. The parent guarantee will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of the parent guarantor.
Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any of our subsidiaries. If the applicable prospectus supplement specifies otherwise, however, (i) Genpact UK, which we refer to in this capacity as the UK subsidiary guarantor, may fully and unconditionally guarantee to each holder of debt securities co-issued by Genpact Luxembourg and Genpact USA (the “UK subsidiary guarantee”) the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same become due and payable, whether at maturity, upon acceleration or otherwise and (ii) Genpact Luxembourg, which we refer to in this capacity as the Luxembourg subsidiary guarantor (and, together with the UK subsidiary guarantor, each a “subsidiary guarantor”) may fully and unconditionally guarantee to each holder of debt securities co-issued by Genpact USA and Genpact UK (the “Luxembourg subsidiary guarantee”, and, together with the UK subsidiary guarantee, each a “subsidiary guarantee”) the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same become due and payable, whether at maturity, upon acceleration or otherwise. The prospectus supplement will describe any subsidiary guarantee and the terms under which such subsidiary guarantee will be provided and the conditions under which such subsidiary guarantee may be released. Any subsidiary guarantee will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of a subsidiary guarantor.
Certain Terms of the Debt Securities
Limitations on Liens. Unless otherwise indicated in a prospectus supplement, the issuers and the parent guarantor, if any, will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a Mortgage with respect to any such indebtedness, that the debt securities (together with, if the issuers shall so determine, any other indebtedness of or guarantee by such issuer, the parent guarantor or such Restricted Subsidiary ranking equally with such debt securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of such issuer, prior to) such Secured Debt. The foregoing restriction with respect to Secured Debt, however, will not apply to:
•
Mortgages on property existing at the time of acquisition thereof by such issuer, the parent guarantor or any Subsidiary, whether or not assumed, provided that such Mortgages were (1) in the case of the Genpact Luxembourg Co-Issuer Indenture, in existence prior to the contemplation of such acquisition or (2) in the case of the Genpact UK Co-Issuer Indenture, not incurred in anticipation of such acquisition;

•
Mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Mortgages were not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by such issuer, the parent guarantor or a Subsidiary and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

•
Mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by such issuer, the parent guarantor or a Restricted Subsidiary (including leases) or Mortgages thereon to secure the payment of all or any part of the purchase price thereof, or Mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

•	Mortgages to secure indebtedness owing to such issuers, the parent guarantor or a Restricted Subsidiary;
•	Mortgages existing at the date of the applicable indenture;

•
Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with such issuer, the parent guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to such issuer, the parent guarantor or a Restricted Subsidiary, provided that such Mortgages were not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

•
Mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such Mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by such issuer, the parent guarantor or any Restricted Subsidiary in good faith by appropriate proceedings and such issuer, the parent guarantor or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

•	Mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation; and
•
extensions, renewals, refinancings or replacements of any Mortgage referred to in the foregoing bullets; provided, however, that any such Mortgages shall not extend to or cover any property of such issuer, the parent guarantor or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clause and improvements thereto; and provided, further, that any refinancing or replacement of any Mortgages permitted by the seventh or eighth bullet above shall be of the type referred to therein, as the case may be.
Notwithstanding the restrictions outlined in the immediately preceding paragraph, any issuer, the parent guarantor and any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt that would otherwise be subject to such restrictions, without equally and ratably securing the debt securities, provided that after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt (not including Secured Debt permitted under foregoing bullets), plus the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph under “Limitations on Sale and Lease-Back Transactions” below, does not exceed (1) in the case of the Genpact Luxembourg Co-Issuer Indenture, the greater of (a) $475,000,000 and (b) 10.0% of Consolidated Total Assets and (2) in the case of the Genpact UK Co-Issuer Indenture, the greater of (a) $530,000,000 and (b) 10.0% of Consolidated Total Assets, in each case, as most recently determined on or prior to such date.
Limitations on Sale and Lease-Back Transactions. Unless otherwise indicated in a prospectus supplement, the issuers and the parent guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any such transaction involving a lease for a term of not more than three years or any such transaction solely between such issuer, the parent guarantor and/or a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) such issuer, the parent guarantor or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the assets involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the debt securities as described above under “Limitation on Liens”; or (2) such issuer or the parent guarantor shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 365 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of such issuer, the parent guarantor or a Restricted Subsidiary that matures more than 12 months after such Sale and Lease-Back Transaction or the purchase, construction or development of other comparable property.
Notwithstanding the restrictions outlined in the immediately preceding paragraph, the issuers, the parent guarantor and any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions that would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph, provided that after giving effect thereto, the sum of the aggregate amount of outstanding Attributable Debt with respect to such Sale and Lease-Back Transactions, plus the aggregate amount of all outstanding Secured Debt not permitted by the bullets under “Limitation on Liens” above, does not exceed (1) in the case of the Genpact Luxembourg Co-Issuer Indenture, the greater of (a) $475,000,000 and (b) 10.0% of Consolidated Total Assets and (2) in the case of the Genpact UK Co-Issuer Indenture, the greater of (a) $530,000,000 and (b) 10.0% of Consolidated Total Assets, in each case, as most recently determined on or prior to such date.
Consolidation, Merger and Sale of Assets. Unless indicated otherwise in a prospectus supplement, none of the issuers, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor shall consolidate with or merge into any other person (in a transaction in which such issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor, as applicable, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:
•
the person which acquires by conveyance or transfer, or which leases, the properties and assets of such issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor, as applicable, substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or Bermuda or any country which is, on the date of the applicable indenture, a member state of the European Union and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the applicable trustee, in form satisfactory to such trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of such indenture on the part of such issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor, as applicable, to be performed or observed by it in accordance with such indenture;

•
immediately after giving effect to such transaction, no event of default (as defined in the applicable indenture), and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
the issuers have delivered to the trustee an officer’s certificate and an opinion of counsel (as defined in the applicable indenture), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

In the event that an issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor consolidates with or merges into any other person (in a transaction in which such issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor, as applicable, is not the surviving corporation) or conveys, transfers or leases its properties or assets substantially as an entirety to any person, and such person complies with the requirements described above, such issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor, as applicable, will be released and discharged from all of its obligations under the applicable indenture.
No Protection in the Event of a Change of Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:
•	failure to pay principal of or any premium on any debt security of that series at its maturity;
•	failure to pay any interest on any debt security of that series when due and payable, if that failure continues for 30 days;
•	failure to make any sinking fund payment when due and payable, if that failure continues for 30 days;

•	failure to perform any other covenant in the indenture, if that failure continues for 60 days after we are given the notice of the failure required in the indenture;
•	certain events of bankruptcy, insolvency or reorganization;
•
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of an issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor (or the payment of which is guaranteed by an issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor), if that default:

•
is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its scheduled maturity, and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates (1) in the case of the Genpact Luxembourg Co-Issuer Indenture, $200.0 million or more and (2) in the case of the Genpact UK Co-Issuer Indenture, $250.0 million or more; provided, however, that, in each case, if the default under the mortgage, indenture or instrument is cured by an issuer, the parent guarantor or, in the case of the Genpact UK Co-Issuer Indenture, the subsidiary guarantor, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then such event of default caused by such default will be deemed likewise to be cured or waived;
•
in the case of the Genpact UK Co-Issuer Indenture, the parent guarantee or the subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as contemplated by the terms thereof), or the parent guarantor or the subsidiary guarantor, or any person acting on their respective behalf, shall deny or disaffirm in writing the parent guarantee or the subsidiary guarantee, respectively; and

•	any other event of default specified in the prospectus supplement.
An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
If an event of default, other than an event of default described in the fifth bullet point above shall occur and be continuing with respect to a series of debt securities, and in such case, either the trustee or the holders of at least 25% in aggregate principal amount of such series then outstanding may declare the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of the debt securities of that series to be due and payable immediately. If an event of default described in the fifth bullet point above shall occur, the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of that series will automatically become immediately due and payable.
After a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration and its consequences on behalf of the holders of all such debt securities of such series if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the indenture.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security and/or indemnity satisfactory to the trustee against any cost, liability or expense (including, in the case of the Genpact UK Co-Issuer Indenture, reasonable attorneys’ fees and expenses). Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
•
the holder has previously given written notice of a continuing event of default with respect to the debt securities of that series to (a) in the case of the Genpact Luxembourg Co-Issuer Indenture, the trustee or (b) in the case of the Genpact UK Co-Issuer Indenture, a responsible officer of the trustee;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity (and/or security, in the case of the Genpact UK Co-Issuer Indenture) to the trustee against any cost, liability or expense (including, in the case of the Genpact UK Co-Issuer Indenture, reasonable attorneys’ fees and expenses) to institute the proceeding; and

•
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in the bullets immediately above.
Satisfaction and Discharge; Defeasance. We may be discharged from our obligations on the debt securities of any series and the parent guarantor and subsidiary guarantor, if any, may be released from the parent guarantee and subsidiary guarantee, respectively, when:
(a)	either:
(1)
all of the debt securities of that series that have been authenticated and delivered (except lost, stolen or destroyed securities which have been replaced or paid and securities for whose payment money has been held in trust) have been cancelled or delivered to the trustee for cancellation; or

(2)
all of the debt securities of that series not cancelled or delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be irrevocably deposited enough money with the trustee to pay all the principal, interest and any premium due to the date of such deposit or the stated maturity date or redemption date of the debt securities, as the case may be;

(b)	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of such series; and
(c)
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Each indenture contains a provision that permits us to elect either or both of the following:
•
to be discharged from all of our obligations and for the parent guarantor and subsidiary guarantor, if any, to be released from the parent guarantee and subsidiary guarantee, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

•
to be released from our and the parent guarantor’s obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:

(1)	the limitations on sale and lease-back transactions under the indenture;
(2)	the limitations on liens under the indenture; and
(3)	covenants as to payment of taxes and maintenance of properties.

To make either of the above elections, we must irrevocably deposit in trust with the applicable trustee enough money to pay in full the principal, interest and any premium on the debt securities to be defeased. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action, as well as an officer’s certificate and an opinion of counsel, each stating that the conditions precedent relating to such defeasance have been satisfied.
If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture or the parent guarantee or the subsidiary guarantee, if any, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Modification and Waiver. We and the applicable trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indenture for the benefit of the holders, without their consent, for certain purposes including, but not limited to:
•	providing for our successor to assume the covenants under the indenture;
•	adding covenants or events of default or surrendering our rights or powers;
•	making certain changes to facilitate the issuance of the debt securities;
•	securing the debt securities;
•	adding guarantees in respect of any debt securities;
•	providing for a successor trustee;
•
curing any ambiguities, defects or inconsistencies in the indenture or to conform the indenture with respect to any series of debt securities to the description of such series set forth in this prospectus or any applicable prospectus supplement; and

•	other changes specified in the indenture.
However, neither we nor the applicable trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of, or the timing of any payment of principal, premium or installment of interest with respect to, any debt security;
•	reduce the principal, premium, if any, or interest rate on any debt security;
•	reduce the amount of principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	change the method of computing the amount of principal or interest of any debt security or the place of payment or the currency in which any debt security is payable;
•	impair the right to sue for any payment after the stated maturity or redemption date; or
•	change the provisions in the indenture that relate to modifying or amending the indenture.
Under each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of all holders:
•	waive our compliance with certain covenants of the indenture; and
•
waive any past default under the indenture, except (1) a default in the payment of the principal of, or any premium or interest on, the debt securities, and (2) a default under any provision of the indenture which itself cannot be modified without the consent of the holders of each affected holder of debt securities.

The trustee may, but will not be required to, enter into any supplemental indenture or amendment that adversely affects its rights, duties or immunities under the indenture.
Notice of Redemption. Notice of any redemption of debt securities will be provided at least 10 but not more than 30 days before the redemption date to each holder of record of the debt securities to be redeemed. The notice of redemption for the debt securities will state, among other things, the amount of such debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of such debt securities to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any debt securities that have been called for redemption at the redemption date. If fewer than all of such debt securities are to be redeemed at any time, not more than 45 days prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities not previously called shall be selected in accordance with the procedures of The Depository Trust Company.
Redemption for Taxation Reasons. Unless otherwise provided in the applicable prospectus supplement, the issuers may redeem the debt securities of a particular series in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the holders of such debt securities (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record of such debt securities on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the issuers determine in good faith that, as a result of:
•	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or
•
any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing bullets, a “Change in Tax Law”), a Payor (as defined below) is, or on the next interest payment date in respect of such debt securities would be, required to pay Additional Amounts with respect to such debt securities and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction and, in the case of the parent guarantor or the subsidiary guarantor, only if the payment giving rise to such requirement cannot be made by the issuers without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the date of issuance of such debt securities (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after such date, such later date). The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the applicable indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to such indenture.
Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of a series of debt securities pursuant to the foregoing, the Payor will deliver to the applicable trustee (a) an officer’s certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to such trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. Such trustee will accept and shall be entitled to rely conclusively on such officer’s certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

Withholding Taxes. Unless otherwise provided in the applicable prospectus supplement, all payments made by or on behalf of the issuers, by the parent guarantor under or with respect to the parent guarantee or by the subsidiary guarantor under or with respect to the subsidiary guarantee (each issuer, the parent guarantor or the subsidiary guarantor and, in each case, any successor thereof, making such payment, the “Payor”) in respect of debt securities, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:
•	the United Kingdom, or any political subdivision or governmental authority thereof or therein having the power to tax;
•
any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment is made by or on behalf of any Payor or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the paying agent); or

•
any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of the foregoing bullets, a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of any Payor or the paying agent with respect to any debt securities, the parent guarantee or the subsidiary guarantee, as applicable, including (without limitation) payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on any such debt securities, the parent guarantee or the subsidiary guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
•
any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such debt securities or the receipt of any payment or the exercise or enforcement of rights under such debt securities, the parent guarantee or the subsidiary guarantee or the applicable indenture;

•
any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the holder or the beneficial owner of the debt securities to comply with a reasonable written request of the Payor addressed to the holder or beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but, in each case, only to the extent the holder or beneficial owner is legally entitled to do so;

•
any Taxes, to the extent such Taxes are imposed as a result of the presentation of the debt securities for payment more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the debt securities been presented on the last day of such 30 day period);

•	any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the debt securities, the parent guarantee or the subsidiary guarantee;
•	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;
•	any Taxes to the extent such Taxes are withheld by application of the Luxembourg law of December 23, 2005, as amended;
•
any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code, in each case, as of the date of issuance of the debt securities (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

•	any combination of the foregoing.
In addition, no Additional Amounts shall be paid with respect to a holder who is a fiduciary or a partnership or any person other than the beneficial owner of the debt securities, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such debt securities directly.
The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant tax authority imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable. Such copies shall be made available to the holders upon reasonable request and will be made available at the designated corporate trust office of the paying agent.
If a Payor is obligated to pay Additional Amounts with respect to any payment made on any series of debt securities, at least 30 days prior to the date of such payment, the Payor will deliver to the applicable trustee an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the paying agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such officer’s certificate as promptly as practicable thereafter). The applicable trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.
Wherever in an indenture, any debt securities, any guarantee or this “Description of Debt Securities of Genpact Luxembourg S.à r.l., Genpact UK Finco plc and Genpact USA, Inc.,” there is mentioned, in any context:
•	the payment of principal;
•	interest; or
•	any other amount payable on or with respect to any series of debt securities, such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Payor will pay and indemnify each holder for any present or future stamp, issue, registration, court or documentary taxes, or charges or similar levies (including any related interest or penalties with respect thereto) or any other excise or property taxes, charges or similar taxes (including any related penalties or interest with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, issuance, enforcement or registration, or receipt of payments with respect to the debt securities, the parent guarantee, the subsidiary guarantee, the applicable indenture, or any other document referred to therein (other than in each case, in connection with a transfer of the debt securities after the initial resale by the underwriters or initial purchasers thereof), except for any Luxembourg registration duties (droits d’enregistrement) payable in the case of voluntary registration of the aforementioned documents by a holder with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, or registration of the aforementioned documents in Luxembourg when such registration is not required to enforce the rights of that holder under the aforementioned documents.

The foregoing obligations will survive any termination, defeasance or discharge of the applicable indenture with respect to the applicable series of debt securities, any transfer by a holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to, the debt securities is made by or on behalf of such person, or any political subdivision or taxing authority or agency thereof or therein.
Concerning the Trustee. In the case of the Genpact Luxembourg Co-Issuer Indenture, Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), not in its individual capacity but solely as trustee, is the trustee, registrar and paying agent under such indenture. In the case of the Genpact UK Co-Issuer Indenture, the trustee to be named in the applicable prospectus supplement, not in its individual capacity but solely as trustee, is the trustee, registrar and paying agent under such indenture.
Computershare Trust Company, National Association has performed and will perform other services, including, but not limited to, the maintenance of banking relationships, for the parent guarantor and certain of its subsidiaries in the normal course of business.
Governing Law. Each of the indentures is governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles. For the avoidance of doubt, the provisions of articles 470-1 to 470-19 of the Luxembourg act dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Companies Act 1915”) are not applicable to the debt securities issued under either indenture. No holder of any such debt securities may initiate proceedings against the Genpact Luxembourg based on article 470-21 of the Luxembourg Companies Act 1915.
Certain Definitions
Set forth below are certain defined terms used in the indentures. Reference is made to each of the indentures for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.
“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors) and (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the applicable indenture, compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.
“Consolidated Total Assets” means, as at any date, the total assets of the parent guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles) that would be shown as total assets on a consolidated balance sheet of parent guarantor and its Subsidiaries after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.
“Funded Debt”, used solely in the Genpact UK Co-Issuer Indenture, means any debt for borrowed money that by its terms matures on, or that is extendable or renewable at the sole option of any obligor thereon to, a date that is more than one year from the date of creation.
“Mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by an issuer, the parent guarantor or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of an issuer, the parent guarantor or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to such issuer, the parent guarantor or any Restricted Subsidiary or any assets of such issuer, the parent guarantor or any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Principal Property”, used solely in the Genpact UK Co-Issuer Indenture, means the real property, fixtures, machinery and equipment relating to any facility that is real property, except for any facility that (i) has a net book value, on the date on which the determination as to whether a property is a principal property is being made, of less than 1% of Consolidated Total Assets or (ii) in the opinion of the Board of Directors of the parent guarantor, is not of material importance to the business conducted by the issuers, the parent guarantor and the Restricted Subsidiaries, taken as a whole.
“Restricted Subsidiary” means (1) in the case of the Genpact Luxembourg Co-Issuer Indenture, any Subsidiary that owns any assets of the parent guarantor (on a consolidated basis with its Subsidiaries); provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary that is principally engaged in financing receivables and (2) in the case of the Genpact UK Co-Issuer Indenture, any Subsidiary that owns any Principal Property.
“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by an issuer, the parent guarantor or any Restricted Subsidiary of (1) in the case of the Genpact Luxembourg Co-Issuer Indenture, any assets that have been or are to be sold or transferred by such issuer, the parent guarantor or such Restricted Subsidiary to such person and (2) in the case of the Genpact UK Co-Issuer Indenture, any Principal Property that has been or is to be sold or transferred by such issuer, the parent guarantor or such Restricted Subsidiary to such person.
“Secured Debt” means (1) in the case of the Genpact Luxembourg Co-Issuer Indenture, any debt for borrowed money secured by a Mortgage upon any assets of an issuer, the parent guarantor or any Restricted Subsidiary and (2) in the case of the Genpact UK Co-Issuer Indenture, any Funded Debt that is secured by a Mortgage upon any Principal Property of the issuer or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired).
“Subsidiary” means a corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned, directly or indirectly, by the parent guarantor or by one or more other Subsidiaries, or by the parent guarantor and one or more other Subsidiaries, and the accounts of which are consolidated with those of the parent guarantor in its most recent consolidated financial statements in accordance with generally accepted accounting principles.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any potential redemption of debt securities of any series in part, we will not be required to:
•
issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents
Unless otherwise indicated in the prospectus supplement:
•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and
•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.
At our option, however, we may pay interest by mailing a check to the record holder.
The corporate trust office of the applicable trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us, subject to applicable escheatment laws. Thereafter, the holder may look only to us for such payment.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital is intended as a summary only. This description is based upon, and is qualified by reference to, our memorandum of association, our bye-laws and applicable provisions of Bermuda company law. This summary is not complete. You should read our memorandum of association and our bye-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
General
We are an exempted company organized under the Companies Act 1981 (Bermuda) (the “Companies Act”). We are registered with the Registrar of Companies in Bermuda under registration number 39838. Genpact Limited was incorporated on March 29, 2007. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. The rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws. The Companies Act may differ in some material respects from laws generally applicable to United States corporations and their shareholders.
Share Capital
Our authorized capital consists of 500,000,000 common shares having a par value of $0.01 per share and 250,000,000 preference shares having a par value of $0.01 per share. As of November 3, 2025, there were 172,414,423 common shares outstanding and no preference shares are outstanding. All of our issued and outstanding shares are fully paid up.
Pursuant to our bye-laws, and subject to the requirements of The New York Stock Exchange on which our common shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold our common shares.
Common Shares
Holders of our common shares are entitled, subject to the provisions of our bye-laws, to one vote per share on all matters submitted to or requiring a vote of holders of common shares. Unless a different majority is required by Bermuda law or by our bye-laws, resolutions to be approved by holders of common shares may be passed by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding or representing shareholders holding more than 50% of the issued shares of the company carrying the right to vote at general meetings.
Upon the liquidation, dissolution or winding up of our company, the holders of our common shares are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the rights of any holders of any preference shares in the company which may be in issue and having preferred rights on any return of capital.
Our common shares have no preemptive, subscription, redemption or conversion rights.
Preference Shares
Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of our company. These preference shares are of the type commonly referred to as “blank-check” preferred stock.
Dividends
Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, after making all necessary provisions for the payment of any preferred dividends in respect of applicable preference shares, each common share is entitled to dividends if, as and when dividends are declared by our board of directors. There are no restrictions in Bermuda on our ability to transfer funds in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.
Any cash dividends payable to holders of our common shares listed on the New York Stock Exchange will be paid to Computershare Trust Company, N.A., our transfer agent in the United States, for disbursement to those holders.
Prior to 2017, we did not declare regular dividends. In February 2017, we announced the declaration of the first quarterly cash dividend on our common shares and have paid a quarterly cash dividend each quarter since that date. Any determination to pay dividends to holders of our common shares in the future, including future payment of a regular quarterly cash dividend, will be at the discretion of our board of directors and will depend on many factors, including our financial condition, results of operations, general business conditions, statutory requirements under Bermuda law and any other factors our board of directors deems relevant. Our ability to pay dividends will also continue to be subject to restrictive covenants contained in credit facility agreements governing indebtedness we and our subsidiaries have incurred or may incur in the future. In addition, statutory requirements under Bermuda law could require us to defer making a dividend payment on a declared dividend date until such time as we can meet statutory requirements under Bermuda law. A reduction in, delay of, or elimination of our dividend payments could have a negative effect on our share price.
Variation of Rights
The rights attaching to a particular class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing by proxy the majority of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares (as regards participation in the profits or assets of the Company) ranking in priority to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.
Repurchase of Shares
At its discretion and without the sanction of a resolution, our board of directors may authorize the purchase by our company of our own shares, of any class, at any price. To the extent permitted by Bermuda law, the shares to be purchased may be selected in any manner whatsoever, upon such terms as our board of directors may determine in its discretion.
Transfer of Common Shares
Our board of directors may refuse to recognize an instrument of transfer of a share unless (1) the instrument of transfer is duly stamped, if required by law, and lodged with us, accompanied by the relevant share certificate (if any) and such other evidence of the transferor’s right to make the transfer as our board of directors may reasonably require, (2) the transfer is in respect of only one class of share, (3) the transfer is in respect of less than 5 persons jointly and (4) the permission of the Bermuda Monetary Authority or Registrar of Companies, has been obtained, if applicable. Subject to such restrictions, a holder of shares of the company may transfer the title to all or any of his shares by completing the usual common form of instrument of transfer or any other form which our board of directors may approve. An instrument of transfer must be signed by the transferor and transferee, however, in the case of a fully paid up common share, an instrument of transfer need only be signed by the transferor.
Certain Provisions of our Memorandum of Association and Bye-laws and the Companies Act that May Have Anti-Take Over Effects
Election and Removal of Directors
Our bye-laws provide that our board of directors shall consist of thirteen directors or such lesser or greater number as our board of directors, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. Any board positions that are not filled during an annual meeting are deemed casual vacancies. The board of directors, provided that it is quorate, has the power to appoint any person as a director so as to fill a casual vacancy by resolution. Any directors so appointed will remain in office until the next annual meeting. Our bye-laws provide that our directors may be divided into three classes to create a staggered board at any time upon the passing of a board resolution.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Our bye-laws provide that a special general meeting of shareholders may be called by the board of directors and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding not less than 50% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, not less than 10 nor more than 60 days’ notice must be given of an annual general meeting and at least five days’ notice of a special general meeting, must be given of a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. In accordance with the Companies Act, a general meeting may be held with only one individual present, provided the requirement for a quorum is satisfied.
Shareholder Written Resolutions
Our bye-laws permit us to use shareholder written resolutions only if certain conditions are met.
Advance Notice Requirements for Shareholder Nominations
Our bye-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary with respect to an election to be held at an annual general meeting not less than 120 days nor more than 150 days prior to the date of the Company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting.
Access to Books and Records and Dissemination of Information
Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and any alterations to its memorandum of association. Our shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings of shareholders and the company’s audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. We maintain our principal share register in Hamilton, Bermuda. We are required to keep at our registered office a register of directors and officers that is open for inspection during business hours for not less than two hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Amendments to our Memorandum of Association and Bye-laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. However, to revoke, alter, or amend certain of our bye-laws it requires the approval of at least 66 2/3% of the combined voting power of all shareholders entitled to vote thereon.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Board Actions
Under Bermuda law, the directors of a Bermuda company owe their fiduciary duty to the company, rather than to individual shareholders. Our bye-laws provide that some actions are required to be approved by our board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.
In addition, pursuant to our bye-laws and our shareholders agreement and to the extent permitted by applicable law, our directors who are affiliated with our major shareholders are not required to present to us corporate opportunities (e.g., acquisitions or new potential clients) that they become aware of unless such opportunities are presented to them expressly in their capacity as one of our directors.
Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.
Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law does not require that our directors be individuals, and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.
Related Party Transactions and Loans
Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to be counted in the quorum and vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the decision of a vote of the other directors present at the board meeting and their ruling in relation to the director concerned shall be final and conclusive except in very limited circumstances.
Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us, (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme) unless shareholders holding 90% of the total voting rights of all the shareholders having the right to vote at any general meeting have consented to the loan.
Amalgamations and Similar Arrangements
A Bermuda exempted company may amalgamate with one or more companies or corporations incorporated either in Bermuda, and in certain circumstances, outside Bermuda, and continue as one fused company. To the extent shareholder approval is required to amalgamate the company, any amalgamation of our company with another company or corporation first requires the approval of our board of directors and then the approval of our shareholders, by resolution passed by a majority of votes cast at the meeting convened to consider the amalgamation, voting together as a single class, subject to any voting rights granted to holders of any preference shares.

Business Combinations
Our bye-laws provide a mechanism designed to deal with business combinations including (but not limited to) any amalgamation, merger or consolidation of the Company or any subsidiary with any interested shareholder or any other company which is or after such merger, consolidation or amalgamation would be an affiliate or associate of an interested shareholder. This provision does not apply to any shareholder who held 15% or more of the common shares as of July 23, 2007.
Our bye-laws provide that we will not engage in any business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder for a period of three years following the time that such shareholder became an interested shareholder. The following broad exceptions are set out:
•	if a majority of the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or
•
at or subsequent to such time the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of the shareholders, and not by written consent, by the affirmative vote of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class, excluding voting shares (as defined in our bye-laws) beneficially owned by any interested shareholder or any affiliate or associate of such interested shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise; or

•
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder or any affiliate or associate of the interested shareholder owned at least 85% of our voting shares outstanding (excluding those possessed by directors, officers or employees for the purposes of the calculation) at the time the transaction commenced; or

•
in the case of business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder, in which all of the capital shares not already owned by such person are converted into, exchanged for or become entitled to receive, cash and/or securities, and various specific conditions shall have been met.

Notwithstanding any other provisions of the bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or the bye-laws), any proposal to amend, repeal or adopt any provision of the bye-laws inconsistent with the bye-law dealing with business combinations, in addition to any other vote required by law, shall require the affirmative vote of the holders of a majority of the voting shares entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class.
Takeovers
Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer being approved by the holders of not less than 90% in value of the shares which are the subject of the offer, (other than shares already held by the offeror, or a nominee), the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the Bermuda courts within one month of the notice given by the offerer to any remaining shareholders, objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals, and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism. Bermuda law also provides a statutory mechanism whereby the holders of not less than 95% of the shares or any class of shares in the company may give notice to the remaining shareholders or class of shareholders of the intention to acquire their shares on the terms set out in the notice. When such a notice is given, the purchasers are entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder applies to the Court for an appraisal.
Appraisal Rights and Shareholder Suits
Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda courts to appraise the fair value of his or her shares. Under Bermuda law and our bye-laws, an amalgamation by us with another company would (subject to certain exceptions) require the amalgamation agreement to be approved by our board of directors and by resolution of our shareholders.
Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts, which may make an order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.
Discontinuance/Continuation
Under Bermuda law, an exempted company may be discontinued in Bermuda and continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction with shareholder approval.
Indemnification of Directors and Officers
Our bye-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of us, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by us to the fullest extent authorized by the Companies Act against all damage or expense, liability and loss reasonably incurred or suffered by such person in connection therewith provided that any such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the person is seeking indemnification, that person engaged in fraud or acted dishonestly. Any indemnification is made out of our assets and to the extent that a person is entitled to claim indemnification in respect of amounts paid or discharged by him or her, the relevant indemnity shall take effect as our obligation to reimburse that person making such payment or effecting such discharge. Our bye-laws also provide that we will provide indemnification against all liabilities incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Companies Act. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our memorandum of association, bye-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us under our memorandum of association in respect of any occurrence or matter arising prior to any such repeal or modification. Our bye-laws also provide that the Board has the power to purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers or employees of the company, or of any other company which is its holding company or in which the company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the company, or of its subsidiary undertakings or such other company, or who are or were at any times, trustees of any pension fund in which employees of the company or any such company or subsidiary undertaking are interested.
Our bye-laws provide that our shareholders and we waive any claim or right of action against our directors and officers in relation to any action taken by them or any failure by them to take any action in the performance of their duties for us, provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of any such director or officer or to matters that would render the waiver void pursuant to the Companies Act. Notwithstanding anything contained in our bye-laws, any such director of officer shall not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Companies Act.
Neither the amendment nor repeal of this provision will eliminate or reduce the effect of the provision in respect of any matter occurring, or any cause of action, suit or claim that, but for the provision, would accrue or arise, prior to the amendment or repeal.
In addition, prior to this offering, we will enter into an indemnity agreement with each of our directors. Pursuant to those indemnity agreements, we will agree to indemnify each of our directors for losses or expenses they may incur in their role as director.
Foreign Exchange Controls
We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act 1972. This designation allows us to engage in transactions in currencies, other than Bermuda dollars, and there are no restrictions on our ability to transfer funds, in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.
Transfer of Common Shares to Non-Residents of Bermuda
The Beneficial Ownership Act 2025 (the “BO Act”) and consequential amendments to other legislation were brought into force by notice in the Bermuda Official Gazette on 3 November 2025. It is anticipated that the Bermuda Minister of Finance will make regulations for the purposes of the BO Act by order and that such affiliated regulations and orders will be released and brought into force by notice in the Bermuda Official Gazette following the coming into force of the BO Act. As part of the implementation of the BO Act, the previous requirement to obtain permission from the Bermuda Monetary Authority for the issuance and transfer of securities of Bermuda companies under the Exchange Control Act 1972, and related regulations of Bermuda, were repealed. A legal person whose shares or interest are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law) is exempted from the application of the BO Act.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our common shares, whether or not we have been notified of such trust.
Transfer Agent and Registrar
A register of holders of the common shares is maintained by Appleby Global Services, and a branch register is maintained in the United States by Computershare Trust Company, N.A., who serves as branch registrar and transfer agent.
New York Stock Exchange Listing
Our common shares are listed on The New York Stock Exchange under the symbol “G.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional preference shares, which we call depositary shares, rather than full preference shares. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preference shares. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a preference share represented by the depositary share, to all the rights and preferences of the preference share represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The preference shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preference shares that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preference shares underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preference shares.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preference shares underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preference shares, as set forth in the applicable prospectus supplement.
Withdrawal of Shares
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole preference shares and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional preference shares upon surrender of depositary receipts. Holders of preference shares thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preference shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preference shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preference shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preference shares multiplied by the fraction of a preference share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preference Shares
Upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to the preference shares. The record date for the depositary receipts relating to the preference shares will be the same date as the record date for the preference shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preference shares represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preference shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preference shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of preference shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preference shares and any redemption of the preference shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preference shares and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preference shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preference shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preference shares.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preference shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common shares, preference shares or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, common shares, preference shares or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;
•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•
if applicable, the designation and terms of the debt securities, common shares, preference shares or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•
if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common shares, preference shares or depositary shares will be separately transferable;

•	the number of common shares, preference shares or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•	the designation and the terms of the units and the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any additional terms of the governing unit agreement, if applicable;
•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common shares, preferred shares or warrants constituting the units; and
•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the debt securities of a particular series, depositary shares, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, or any trustee, warrant agent, unit agent or any other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;
•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can provide no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the validity of the securities offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, our U.S. counsel, and particular matters with respect to Luxembourg law will be passed upon for us by Allen Overy Shearman Sterling, société en commandite simple (inscrite au barreau de Luxembourg), our Luxembourg counsel, Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, our Bermuda counsel, and English law will be passed upon for us by Slaughter and May, our English counsel.
EXPERTS
The consolidated financial statements of Genpact Limited and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three- year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG Assurance and Consulting Services LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$350,000,000
Genpact UK Finco plc

Genpact USA, Inc.
4.950% Senior Notes due 2030

Guaranteed by Genpact Limited and

Genpact Luxembourg S.à r.l.

PROSPECTUS SUPPLEMENT
November 13, 2025

Joint Book-Running Managers

Citigroup	J.P. Morgan	Wells Fargo Securities

BofA Securities	Goldman Sachs & Co. LLC	TD Securities